Exhibit 4.1
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
dated as of June 4, 2007
among
PENTAIR, INC.,
Various Subsidiaries of Pentair, Inc.,
Various Financial Institutions,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents,
U.S. BANK NATIONAL ASSOCIATION,
as Swing Line Lender,
BANK OF AMERICA, N.A., CANADA BRANCH,
as Canadian Administrative Agent,
and
BANK OF AMERICA, N.A.,
as Administrative Agent and Issuing Bank
BANC OF AMERICA SECURITIES, LLC
and
J.P. MORGAN SECURITIES INC.,
Co-Lead Arrangers and Co-Book Managers

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1
1.01 Defined Terms	1
1.02 Other Interpretive Provisions	24
1.03 Accounting Terms	24
1.04 Exchange Rates; Currency Equivalents	25
1.05 Change of Currency	25
1.06 Times of Day	26
1.07 Letter of Credit Amounts	26
1.08 Rounding	26

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS	26
2.01 Committed Loans	26
2.02 Borrowings, Conversions and Continuations of Committed Loans	26
2.03 Swing Line Loans	28
2.04 Borrowing Subsidiary Commitments	30
2.05 Letters of Credit	34
2.06 Prepayments	44
2.07 Reduction or Termination of Commitments	45
2.08 Repayment of Loans	46
2.09 Interest	46
2.10 Fees	47
2.11 Computation of Interest and Fees	47
2.12 Evidence of Debt	47
2.13 Payments Generally	48
2.14 Sharing of Payments by Lenders	50
2.15 Borrowing Subsidiaries	50
2.16 Currency Exchange Fluctuations	51
2.17 Increase in Commitments	51
2.18 Designation of Borrowing Subsidiary Lenders; Increases and Reduction of Borrowing Subsidiary Commitments and Borrowing Subsidiary Sublimits; Additional Applicable Currencies	52
2.19 Procedures for Increases in Aggregate Commitments and Changes in Borrowing Subsidiary Commitments	53

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(continued)

-ii-

(continued)

-iii-

(continued)

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(continued)

Page
11.02 Existing Agreement	101

Schedules
Schedule 1.01	Pricing Schedule
Schedule 1.02	Mandatory Cost Formulae
Schedule 2.01	Commitments and Pro Rata Shares
Schedule 2.04	Canadian Banker's Acceptances
Schedule 2.05	Existing Letters of Credit
Schedule 2.18	Borrowing Subsidiary Commitments and Sublimits
Schedule 4.03	Opinions for Borrowing Subsidiary Credit Extensions
Schedule 5.05	Litigation
Schedule 6.04	Liens
Schedule 6.06	Subsidiary Debt
Schedule 9.02(a)	Certain Notice Addresses
Schedule 9.02(b)	Administrative Agent's Office
Exhibits

Exhibit A	Form of Note (Section 1.01)
Exhibit B-1	Form of Notice of Committed Borrowing (Section 1.01)
Exhibit B-2	Form of Notice of Borrowing Subsidiary Borrowing (Section 1.01)
Exhibit C	Form of Notice of Swing Line Borrowing (Section 1.01)
Exhibit D	Form of Bid Request (Section 2.21)
Exhibit E	Form of Confirmation of Subsidiary Guaranty (Section 4.01)
Exhibit F	Form of Competitive Bid (Section 2.21)
Exhibit G-1	Form of Request for Increase in Commitments (Section 2.17)
Exhibit G-2	Form of Request for Consent to Increase (Section 2.17)
Exhibit G-3	Form of Request for Additional Lender (Section 2.17)
Exhibit H	Form of Assignment and Acceptance (Section 1.01)
Exhibit I	Copy of Subsidiary Guaranty (Section 1.01)
Exhibit J-1	Form of Borrowing Subsidiary Agreement (Section 1.01)
Exhibit J-2	Form of Borrowing Subsidiary Termination (Section 1.01)

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 4, 2007 is among PENTAIR, INC. (the “Company”); PENTAIR UK GROUP LIMITED (“Pentair UK”); PENTAIR CANADA INC. (“Pentair Canada”); PENTAIR GERMANY GmbH (“Pentair Germany”); PENTAIR GLOBAL SARL (“Pentair Global”); PENTAIR JANUS HOLDINGS (“Pentair Bermuda”); any other subsidiary of the Company designated as a Borrowing Subsidiary pursuant to the terms hereof (the Company, Pentair UK, Pentair Canada, Pentair Germany, Pentair Global, Pentair Bermuda and each such designated subsidiary are sometimes referred to collectively as the “Borrowers” or each individually as a “Borrower”); the financial institutions which from time to time are parties hereto as lenders (collectively the “Lenders” and each individually a “Lender”); BANK OF AMERICA, N.A., as Issuing Bank; U.S. BANK NATIONAL ASSOCIATION, as Swing Line Lender; JPMORGAN CHASE BANK, N.A., as Syndication Agent; THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, BANK OF AMERICA, N.A., CANADA BRANCH, as Canadian Administrative Agent, and BANK OF AMERICA, N.A., as Administrative Agent.
WITNESSETH:
     The Borrowers, certain of the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of March 4, 2005 (the “Existing Agreement”), pursuant to which such Lenders have made Credit Extensions (as defined in the Existing Agreement) to certain of the Borrowers.
     The Borrowers, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Agreement in the form of this Agreement on the terms and conditions stated herein.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
     “Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.
     “Acquisition” means any transaction or series of related transactions that result, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.
     “Act” — see Section 9.17.
     “Additional Commitment Lender” — see Section 2.20.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under the Loan Documents, or any successor administrative agent; provided that when used with reference to fundings, disbursements, settlements and payments in Canadian Dollars or any other matter related to Canadian Dollars or to Pentair Canada, “Administrative Agent” means the Canadian Administrative Agent.
     “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02(b) with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 33% or more (or, in the case of an Affiliate of a Lender, 20% or more) of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
     “Agent Parties” — see Section 9.02(d).
     “Aggregate Borrowing Subsidiary Sublimit” means the lesser of (a) US$500,000,000 and (b) the Aggregate Commitments.
     “Aggregate Commitments” means US$800,000,000, as such amount may be reduced, increased or adjusted from time to time in accordance with this Agreement.
     “Agreement” means this Third Amended and Restated Credit Agreement.
     “Amendment Effective Date” — see Article IV.
     “Anniversary Date” — see Section 2.20.
     “Applicable Currency” means (a) with respect to any Loan or other Obligation, the currency in which such Loan or other Obligation is denominated; and (b) with respect to any Borrower, the currency or currencies in which Credit Extensions are to be made to such Borrower hereunder. As of the Amendment Effective Date, the Applicable Currencies are (i) for

the Company, any Available Currency; (ii) for Pentair Bermuda, US Dollars and Euros; (iii) for Pentair UK, British Pounds Sterling; (iv) for Pentair Canada, Canadian Dollars; and (v) for Pentair Germany and Pentair Global, Euros.
     “Applicable Margin” means a rate determined in accordance with Schedule 1.01.
     “Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” means, collectively, Banc of America Securities LLC and J.P. Morgan Securities Inc., in their capacity as co-lead arranger and co-book managers.
     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit H.
     “Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.
     “Auto-Extension Letter of Credit” — see Section 2.05(b)(iii).
     “Auto-Reinstatement Letter of Credit” — see Section 2.05(b)(iv).
     “Available Currency” means (i) US Dollars, (ii) Euro, (iii) British Pounds Sterling, (iv) Canadian Dollars, and (v) any other currency that is requested by the Company and approved by each Lender.
     “Available Foreign Currency” means an Available Currency (other than US Dollars).
     “Bank of America” means Bank of America, N.A. and its successors.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

     “Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in US Dollars.
     “Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.21.
     “Bid Loan” — see Section 2.21(a).
     “Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Company.
     “Bid Loan Sublimit” means the lesser of (a) US$250,000,000 and (b) the Aggregate Commitments.
     “Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit D.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower” or “Borrowers” — see the preamble.
     “Borrowing” means a Committed Borrowing, a Swing Line Borrowing, a Bid Borrowing or a Borrowing Subsidiary Borrowing, as the context may require.
     “Borrowing Subsidiary” means any Foreign Subsidiary of the Company named as such on the signature pages hereto or designated as a Borrowing Subsidiary by the Company pursuant to Section 2.15.
     “Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit J-1.
     “Borrowing Subsidiary Availability” means, with respect to any Borrowing Subsidiary, the lesser of (a) the Borrowing Subsidiary Sublimit for such Borrowing Subsidiary and (b) the aggregate amount of the Borrowing Subsidiary Commitments in effect for such Borrowing Subsidiary.
     “Borrowing Subsidiary Borrowing” means a borrowing by a Borrowing Subsidiary consisting of simultaneous Borrowing Subsidiary Loans (or, in the case of Pentair Canada, a credit extension consisting of Canadian Banker’s Acceptances simultaneously issued to) from the related Borrowing Subsidiary Lenders pursuant to Article II.
     “Borrowing Subsidiary Borrowing Notice” means a notice of (a) a Borrowing Subsidiary Borrowing or (b) a continuation of Borrowing Subsidiary Loans for a new Interest Period, pursuant to Section 2.04, which, if in writing, shall be substantially in the form of Exhibit B-2.

     “Borrowing Subsidiary Commitment” means, with respect to any Lender for any Borrowing Subsidiary, the maximum aggregate Dollar Equivalent amount of Loans (and, with respect to Pentair Canada, Canadian Banker’s Acceptances) that such Lender has agreed to make available to such Borrowing Subsidiary. The Borrowing Subsidiary Commitments of the Lenders as of the Effective Date are shown on Schedule 2.18.
     “Borrowing Subsidiary Lender” means, as to any Borrowing Subsidiary, any Lender having a Borrowing Subsidiary Commitment with respect to such Borrowing Subsidiary.
     “Borrowing Subsidiary Loan” — see Section 2.04(a).
     “Borrowing Subsidiary Note” means a promissory note made by a Borrowing Subsidiary in favor of a Borrowing Subsidiary Lender evidencing Borrowing Subsidiary Loans made by such Lender, substantially in the form of Exhibit A.
     “Borrowing Subsidiary Participation Funding Notice” means a written notice from a Borrowing Subsidiary Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to notify all Lenders to fund their participations in the related Borrowing Subsidiary Credit Extensions as provided in Section 2.04.
     “Borrowing Subsidiary Percentage” means, for any Lender with respect to any Borrowing Subsidiary, the percentage (carried out to the ninth decimal place) that such Lender’s Borrowing Subsidiary Commitment with respect to such Borrowing Subsidiary is of the aggregate amount of the Borrowing Subsidiary Commitments of all Lenders with respect to such Borrowing Subsidiary.
     “Borrowing Subsidiary Sublimit” means, at any time for any Borrowing Subsidiary, the amount set forth on Schedule 2.18 as the Borrowing Subsidiary Sublimit for such Borrowing Subsidiary, as such amount is amended from time to time in accordance with Section 2.18.
     “Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit J-2.
     “British Pounds Sterling” means the lawful currency of the United Kingdom.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in US Dollars is located and:
     (a) if such day relates to a Eurodollar Loan, means any such day on which dealings in deposits in US Dollars are conducted by and between banks in the London interbank eurodollar market;
     (b) if such day relates to a Loan denominated in Euro, means a TARGET Day;

     (c) if such day relates to an interest rate setting for a Loan denominated in a currency other than US Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
     (d) if such day relates to a Loan denominated in a currency other than US Dollars or Euro (but not an interest rate setting), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “Canadian Administrative Agent” means Bank of America, N.A., Canada Branch, in its capacity as administrative agent with respect to all matters relating to Canadian Dollars and/or Pentair Canada under the Loan Documents, or any successor administrative agent with respect to such matters
     “Canadian BA Discount Proceeds” means, in respect of any Canadian Banker’s Acceptance, an amount (rounded to the nearest full cent, with one half of one cent being rounded up) calculated on the applicable funding date equal to the face amount of such Canadian Banker’s Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (a) the Canadian BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (b) a fraction, the numerator of which is the term of such Canadian Banker’s Acceptance and the denominator of which is 365, rounded to the nearest multiple of 0.001%.
     “Canadian BA Discount Rate” means, on the funding date for any Canadian Banker’s Acceptance, the average of the “BA Discount Rates” for the Canadian Reference Lenders determined by the Administrative Agent in accordance with the following procedures: (a) if a Canadian Reference Lender is named on Schedule I to the Bank Act (Canada), its BA Discount Rate shall be the CDOR Rate on the applicable funding date; and (b) if a Canadian Reference Lender is not so named, its BA Discount Rate shall be the lesser of (i) the average of the rates advised by each Canadian Reference Lender to the Administrative Agent as being the discount rate of such Canadian Reference Lender, calculated on the basis of a year of 365 days and determined in accordance with normal market practice, for banker’s acceptances of such Canadian Reference Lender having a comparable face amount and identical maturity date to the face amount and maturity date of the Canadian Banker’s Acceptance to be accepted by such Canadian Reference Lender on such funding date and (ii) the rate determined pursuant to clause (a) above plus 0.07% per annum.
     “Canadian BA Equivalent Loan” — see Schedule 2.04.
     “Canadian Banker’s Acceptance” means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by Pentair Canada and accepted by a Borrowing Subsidiary Lender pursuant to this Agreement or, for Borrowing Subsidiary Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by Pentair Canada and accepted by a Borrowing Subsidiary Lender pursuant to this Agreement. Orders or drafts that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as “orders”.
     “Canadian Banker’s Acceptance Fee” means, with respect to any Canadian Banker’s Acceptance, the amount calculated by multiplying the face amount of such Canadian Banker’s Acceptance by the then Applicable Margin applicable to Eurocurrency Rate Loans, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from the date of acceptance of such Canadian Banker’s Acceptance by the related Borrowing Subsidiary Lender to the maturity date of such Canadian Banker’s Acceptance and the denominator of which is the number of days in the calendar year in question.
     “Canadian Dollars” means lawful currency of Canada.
     “Canadian Prime Rate” means, on any day, with respect to any Loan in Canadian Dollars by a Borrowing Subsidiary Lender, the greater of:
     (a) the annual rate of interest expressed as a percentage per annum on the basis of a 365 or 366 day year, as the case may be, announced by such Borrowing Subsidiary Lender on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and
     (b) the CDOR Rate for one month Canadian banker’s acceptances on that day plus 0.50% per annum.
     “Canadian Reference Lender” means Bank of America, N.A., Canada Branch (or such other or additional Lenders that have Borrowing Subsidiary Commitments to Pentair Canada as may be designated by the Administrative Agent and reasonably acceptable to the Company).
     “Cash Collateralize”, with respect to Letters of Credit, has the meaning specified in Section 2.05(g), and, with respect to Canadian Banker’s Acceptances, has the meaning specified in Schedule 2.04.
     “CDOR Rate” means, for any day with respect to any Canadian Banker’s Acceptance, (a) the simple average of the rates shown on the display referred to as the “CDOR Page” (or any display substituted therefor) on Reuters Domestic Money Service (or any successor source from time to time) with respect to the banks and other financial institutions named in such display at or about 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, the immediately preceding Business Day) for banker’s acceptances having an identical maturity date to the maturity date of such Canadian Banker’s Acceptance, as determined by the Administrative Agent; or (b) if the rates specified in clause (a) are not available, then the simple average of the rates notified to the Administrative Agent by each Canadian Reference Lender as the average of the bid rates (rounded upwards to the nearest 1/16th of 1%) quoted by such Canadian Reference Lender for its own bankers’ acceptances for the applicable period as of 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, the immediately preceding Business Day), as determined by the Administrative Agent .

     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Code” means the Internal Revenue Code of 1986.
     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Company pursuant to Section 2.01, (b) issue Letters of Credit or purchase participations in L/C Obligations, (c) make or purchase participations in Swing Line Loans and (d) make or purchase participations in Borrowing Subsidiary Loans and Canadian Banker’s Acceptances, in an aggregate principal Dollar Equivalent amount not to exceed the US Dollar amount of the Commitment set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be modified from time to time in accordance with this Agreement.
     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, if applicable, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Committed Loan” — see Section 2.01.
     “Committed Loan Note” means a promissory note made by the Company in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit A.
     “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B-1.
     “Company” — see the preamble.
     “Compensation Period” — see Section 2.13(d)(ii).
     “Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit F, duly completed and signed by a Lender.
     “Consolidated Shareholders’ Equity” means, at any date, the consolidated shareholders’ equity of the Company and the Consolidated Subsidiaries.
     “Consolidated Subsidiary” means, as of any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.
     “Credit Exposure” means, with respect to any Lender, the aggregate Outstanding Amount of the Committed Loans of such Lender, plus such Lender’s Pro Rata Share of the Outstanding

Amount of all Bid Loans, Borrowing Subsidiary Loans, Canadian Bankers Acceptances, L/C Obligations and Swing Line Loans.
     “Credit Extension” means each of the following: a Committed Borrowing, a Swing Line Loan, a Bid Loan, a Borrowing Subsidiary Borrowing and an L/C Credit Extension.
     “Debt of any Person” means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of such Person in connection with any Securitization Transaction, (vii) all non-contingent reimbursement obligations of such Person under letters of credit, and (viii) all Debt (as defined above) of others Guaranteed by such Person.
     “Debt Rating” — see the definition of “Applicable Margin.”
     “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than letter of credit fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided that (A) with respect to a Eurocurrency Rate Loan during any Interest Period therefor, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin and Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws, (B) with respect to a Eurocurrency Rate Loan following the end of the relevant Interest Period therefor and any other amount denominated in an Available Foreign Currency, the Default Rate shall be an interest rate equal to (i) the applicable Overnight Rate plus (ii) 2% per annum and (C) with respect to amounts denominated in Canadian Dollars, the Default Rate shall be an interest rate equal to (i) the Canadian Prime Rate plus (ii) 2% per annum; and (b) when used with respect to letter of credit fees, a rate equal to (i) the Applicable Margin plus (ii) 2% per annum.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations, participations in Swing Line Loans, Borrowing Subsidiary Loans or Canadian Banker’s Acceptances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Dollar Equivalent” means, with respect to a specified amount of any currency, the amount of US Dollars into which such amount of such currency would be converted, as determined by the Administrative Agent or the Issuing Bank based on the applicable Spot Rate.
     “EBITDA” means, for any period, the sum of the consolidated net income of the Company for such period excluding the effect of (a) any extraordinary or non-recurring gains, (b) extraordinary or non-recurring non-cash losses and (c) the first US$425,000,000 of cash or non-cash charges incurred after the Amendment Effective Date resulting from the Horizon Litigation plus, to the extent deducted in determining such consolidated net income, but without duplication, Interest Expense, income tax expense, depreciation, amortization and non-cash compensation expense for such period; provided that the financial results of the Company’s tools segment which was classified as a “discontinued operation” on the Company’s financial statements for such period shall be excluded in calculating EBITDA except to the extent that the negative contribution to EBITDA for such tools segment for the period beginning on October 3, 2004 and ending on any date of determination of EBITDA would exceed $25,000,000.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Issuing Bank and the Swing Line Lender, and (ii) unless a Default exists at such time, the Company (which approval shall not be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.
     “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
     “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
     “Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
     “Environmental Laws” means all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any judicial, regulating or other governmental authority, in each case relating to environmental, health, safety and land use matters.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate”, as applied to the Company, means any Person or trade or business which is a member of a group which is under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or, for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.
     “Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
     “Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Rate Loan,
     (a) in the case of a Eurodollar Loan, the rate of interest per annum (carried to five decimal places) determined by the Administrative Agent as the rate at which deposits in US Dollars in the approximate amount of the Eurodollar Loan of Bank of America included in the applicable Borrowing, and having a maturity comparable to such Interest Period, are offered by Bank of America’s Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated by Bank of America from time to time) to major banks in the offshore interbank market at approximately 10:00 a.m. two Business Days prior to the commencement of such Interest Period; and
     (b) in the case of any other Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurocurrency Rate Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurocurrency Rate.
     “Eurocurrency Rate Bid Margin” means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
     “Eurocurrency Rate Committed Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate.
     “Eurocurrency Rate Loan” means a Eurocurrency Rate Committed Loan, a Eurocurrency Rate Bid Loan or a Loan in a Foreign Currency that bears interest at a rate based on the Eurocurrency Rate.

     “Eurodollar Loan” means a Committed Loan that is a Eurocurrency Rate Loan and is denominated in US Dollars.
     “Event of Default” — see Section 7.01.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 9.12), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e).
     “Existing Agreement” — see the recitals.
     “Existing Letter of Credit” means a letter of credit listed on Schedule 2.05.
     “Extending Lender” — see Section 2.20.
     “Facility Fee Rate” means a rate determined in accordance with Schedule 1.01.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Financial Officer” means, with respect to any Person, any of the chief financial officer, controller or treasurer of such Person.

     “Foreign Currency” means a currency other than US Dollars.
     “Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with US Dollars.
     “Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed, collectively, to constitute a single jurisdiction.
     “Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
     “Foreign Subsidiary” means any Subsidiary (i) organized under the laws of a jurisdiction other than the United States or a state thereof and (ii) which conducts substantially all of its business and operations in a jurisdiction other than the United States.
     “FRB” means the Board of Governors of the Federal Reserve System (or any successor).
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.
     “Governmental Authority” means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
     “Granting Lender” — see Section 9.06(h).
     “Guarantee” means, with respect to any Person, any obligation of such Person, contingent or otherwise, directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning.

     “Honor Date” — see Section 2.05(c)(i).
     “Horizon Litigation” means the proceeding captioned Celebrity Cruises, Inc., et al. v. Essef Corporation, et al., 96 CV 3135, in the U.S. District Court for the Southern District of New York, in which a jury verdict was rendered on June 28, 2006.
     “Indemnified Liabilities” — see Section 9.04(b).
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” — see Section 9.04(b).
     “Information” — see Section 9.07.
     “Interest Coverage Ratio” means, for any period, the ratio of (i) EBITDA for such period to (ii) Interest Expense of the Company and its Subsidiaries for such period.
     “Interest Expense” means the sum, without duplication, of consolidated interest expense (including the interest component of capital leases, the interest component of Synthetic Lease Obligations, facility, commitment and usage fees, and fees for standby letters of credit, but excluding any pre-judgment interest required to be paid or accrued by the Company or any Subsidiary in connection with a final judgment on or settlement of the Horizon Litigation), plus consolidated yield or discount accrued on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Company and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).
     “Interest Payment Date” means (a) as to any Base Rate Loan or Canadian Prime Rate Loan, the last Business Day of each calendar quarter; (b) as to any Swing Line Loan, each Business Day (or, so long as the Committed Lenders have not become obligated to purchase participations in Swing Line Loans pursuant to Section 2.03(f), as otherwise agreed by the Company and the Swing Line Lender), and (c) as to any other Loan, the last day of each Interest Period applicable to such Loan and, in the case of any such Loan other than a Bid Loan which has an Interest Period exceeding three months, the three-month anniversary of the first day of such Interest Period.
     “Interest Period” means (a) for any Eurocurrency Rate Loan, a period commencing on the date such Eurocurrency Rate Loan is made as or converted to a Eurocurrency Rate Loan or on the last day of the immediately preceding Interest Period for such Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (or such other periods as may be agreed to by the applicable Borrower, the Administrative Agent and each applicable Lender), as selected by the applicable Borrower in its Committed Loan Notice, Bid Request or Borrowing Subsidiary Borrowing Notice, as the case may be; and (b) for any Absolute Rate Loan, a period of not less than 7 nor more than 183 days; provided that:
     (i) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day (unless, in the case of a Eurocurrency Loan, such extension would cause such Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the scheduled Maturity Date.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.
     “Issuing Bank” means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement therefor in such capacity.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means each Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.
     “L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Base Rate Loan under Section 2.05(c).
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Fee Rate” means a rate per annum determined in accordance with Schedule 1.01.
     “L/C Obligations” means at any time the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus (b) the Dollar Equivalent amount of all Unreimbursed Amounts, including all outstanding L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “L/C-Related Documents” means the Letters of Credit, the L/C Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank’s standard form documents for letter of credit issuances.
     “Lender” — see the introductory paragraph hereto. Unless the context requires, the term “Lender” includes the Swing Line Lender and the Issuing Bank.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described in its Administrative Questionnaire or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit issued hereunder and any Existing Letter of Credit.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” — see Section 2.05(i).
     “Letter of Credit Sublimit” means the lesser of (a) US$300,000,000 and (b) the Aggregate Commitments.
     “Leverage Ratio” means, as of any date, the ratio of (a) the sum (without duplication) of (i) all Debt of the Company and its Consolidated Subsidiaries plus (ii) all Synthetic Lease Obligations of the Company and its Consolidated Subsidiaries, all determined on a consolidated basis, to (b) EBITDA for the period of four consecutive fiscal quarters most recently ended on or before such date for which financial statements have been delivered pursuant to subsection 6.01(a) or (b); provided that for purposes of calculating EBITDA pursuant to this clause (b), the consolidated net income of any Person or business unit acquired (or divested or liquidated, if the sales revenue generated by such Person or business unit in the 12 months prior to such divestiture or liquidation was $25,000,000 or more) by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, Interest Expense, income tax expense, depreciation and amortization and non-cash compensation expenses of such Person or business unit) shall be included (or, in the case of a divestiture or liquidation, excluded) on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith (or the consummation of such divestiture or liquidation) occurred on the first day of such period) in accordance with Article 11 of Regulation S-X of the SEC.
     “Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, including any lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.
     “Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan, Swing Line Loan, Bid Loan or Borrowing Subsidiary Loan.
     “Loan Documents” means this Agreement, each Note, the Subsidiary Guaranty, each Request for Credit Extension, each L/C-Related Document and each Canadian Banker’s Acceptance and each other agreement, instrument or document executed in connection herewith or therewith.
     “Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
     “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.02.
     “Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or condition of the Company and its Subsidiaries taken as a whole or (ii) the ability of any Borrower to perform its obligations hereunder.
     “Material Financial Obligations” means Debt or Synthetic Lease Obligations of the Company or any Subsidiary in an aggregate amount (for all applicable Debt and Synthetic Lease Obligations, but without duplication) equal to or greater than the lesser of (i) a Dollar Equivalent amount of US$50,000,000 or (ii) at any time the Company or any Subsidiary has Debt outstanding, obtained through one or more public or private placements thereof to institutional investors, with a Dollar Equivalent principal amount of US$50,000,000 or more outstanding, which has a threshold for cross-default (similar to Section 7.01(e)) lower than a Dollar Equivalent amount of US$50,000,000, the lowest threshold amount under any such financing.
     “Material Subsidiary” means (a) each Borrower other than the Company and (b) each other Subsidiary of the Company that at the time of determination constitutes a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of this Agreement).
     “Maturity Date” means the earlier of (a) the Scheduled Maturity Date, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.
     “Maximum Rate” — see Section 9.09.
     “Minimum Tranche” means (a) in the case of US Dollars, US$5,000,000 or a higher integral multiple of US$1,000,000; (b) in the case of British Pounds Sterling, £1,000,000 or a higher integral multiple of £100,000; (c) in the case of Canadian Dollars, CAN$3,000,000 or a higher integral multiple of CAN$100,000; and (d) in the case of any other currency, the Foreign Currency Equivalent of US$1,000,000 or a higher integral multiple of 500,000 units of such currency.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

     “Non-Extending Lender” — see Section 2.20.
     “Non-Extension Notice Date” — see Section 2.05(b)(iii).
     “Non-Reinstatement Deadline” — see Section 2.05(b)(iv).
     “Notes” means, collectively, the Committed Loan Notes and the Borrowing Subsidiary Notes.
     “Notice Date” — see Section 3.06.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan, Canadian Banker’s Acceptance or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but excluding in any event any Excluded Taxes.
     “Outstanding Amount” means (a) with respect to Committed Loans, Swing Line Loans, Bid Loans and Borrowing Subsidiary Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, Swing Line Loans and Borrowing Subsidiary Loans, as the case may be, occurring on such date, (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts, and (c) with respect to any Canadian Banker’s Acceptance, the Dollar Equivalent amount of the unpaid portion of the face amount thereof.

     “Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
     “Participant” — see Section 9.06(d).
     “Participating Member State” means each state so described in any EMU Legislation.
     “PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.
     “Pentair Bermuda” has the meaning given such term in the preamble.
     “Pentair Canada” has the meaning given such term in the preamble.
     “Pentair Germany” has the meaning given such term in the preamble.
     “Pentair Global” has the meaning given such term in the preamble.
     “Pentair UK” has the meaning given such term in the preamble.
     “Permitted Acquisition” means any Acquisition by the Company or a Subsidiary which satisfies each of the following requirements: (i) no Event of Default or Default has occurred and is continuing at the time of, or will result from, such Acquisition; and (ii) in the case of the Acquisition of any Person, the Board of Directors (or equivalent governing body) of the Person being acquired (or all of the equity holders thereof) shall have approved such Acquisition.
     “Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, association, joint venture or other entity or a government or agency or political subdivision thereof.
     “Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
     “Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) that such Lender’s Commitment comprises of the Aggregate Commitments, as such share may be adjusted as contemplated herein.

     “Register” has the meaning set forth in Section 9.06(c).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Swing Line Loan, a Swing Line Loan Notice, (c) with respect to a Bid Loan, a Bid Request, (d) with respect to a Borrowing Subsidiary Borrowing or continuation of Borrowing Subsidiary Loans, a Borrowing Subsidiary Borrowing Notice, and (e) with respect to an L/C Credit Extension, an L/C Application.
     “Required Lenders” means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.
     “Requirement of Law” means, as to any Person, any Law or determination of an arbitrator or a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” means the president, chief financial officer, treasurer or assistant treasurer (or equivalent managing officers) of a Loan Party or such other Person designated as such by any of the foregoing officers of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Loan denominated in a Foreign Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in a Foreign Currency pursuant to Article II, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in a Foreign Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in a Foreign Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require; and (c) with respect to any Canadian Banker’s Acceptance, each of the following: (i) each date of the funding of such Canadian Banker’s Acceptance and (ii) such additional dates as the Administrative Agent shall determine or the related Borrowing Subsidiary Lender shall require.
     “Same Day Funds” means (i) with respect to disbursements and payments in US Dollars, immediately available funds, and (ii) with respect to disbursements and payments in any other currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such currency.
     “SEC” means the Securities and Exchange Commission.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Scheduled Maturity Date” means June 4, 2012, as such date may be extended pursuant to Section 2.20.
     “Securitization Transaction” means any sale, assignment or other transfer by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary or any interest in any of the foregoing (other than sales of defaulted receivables, foreign receivables or similar items in the ordinary course of business consistent with past practice), together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.
     “Senior Debt” means Debt of the Company or any Subsidiary which is not junior or subordinate to any other Debt of the Company or any Subsidiary.
     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
     “SPC” — see Section 9.06(h).
     “Spot Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (local time of such office) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.
     “Sublimits” means, collectively, the Bid Loan Sublimit, each Borrowing Subsidiary Sublimit, the Aggregate Borrowing Subsidiary Sublimit, the Letter of Credit Sublimit and the Swing Line Sublimit. Each Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Subsequent Participant” means a member state that adopts the Euro as its lawful currency after the Amendment Effective Date.

     “Subsidiary” means any Person in which more than 50% of its outstanding voting stock or rights or more than 50% of all equity interest is owned directly or indirectly by the Company.
     “Subsidiary Guarantor” means Subsidiary that has executed a counterpart of the Subsidiary Guaranty (and has not been released from its obligations thereunder in accordance with the terms hereof).
     “Subsidiary Guaranty” means the Subsidiary Guaranty issued by various Subsidiaries of the Company, a copy of which is attached as Exhibit I.
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.03.
     “Swing Line Borrowing Date” means, with respect to any Swing Line Loan, the date on which such Swing Line Loan is to be made.
     “Swing Line Lender” means U.S. Bank National Association, in its capacity as Swing Line Lender hereunder, together with any replacement therefor in such capacity.
     “Swing Line Loan” and “Swing Line Loans” has the meaning given to such term in Section 2.03(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit C.
     “Swing Line Rate” means, for any day, a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the LIBO Rate divided by 1.0 minus Reserve Requirement, which rate shall continue in effect until the next succeeding Business Day: For purposes of this definition,
     “LIBO Rate” means , for any Business Day, the offered rate for deposits in US Dollars (rounded upward, if necessary, to the nearest 1/100 of 1%), for delivery of such deposits on such day, for a period of one month, which appears on the Reuters Screen LIBO page as of the time selected by the Swing Line Lender on such day. If at least two rates appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such rates (rounded as provided above). If fewer than two rates appear, the rate may be determined by the Swing Line Lender based on other services selected for such purpose by the Swing Line Lender or based on rates offered to the Swing Line Lender for US Dollar deposits in the interbank Eurodollar market; and
     “Reserve Requirement” means , for any day for any Swing Line Loan, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to an integral multiple of 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB).

     “Swing Line Sublimit” means the lesser of (a) US$75,000,000 and (b) the Aggregate Commitments.
     “Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as Syndication Agent.
     “Synthetic Lease Obligations” means obligations under operating leases (as determined pursuant to Statement of Financial Accounting Standards No. 13) of properties which are reported for United States income tax purposes as owned by the Company or a Consolidated Subsidiary. The amount of Synthetic Lease Obligations under any such lease shall be determined in accordance with GAAP as if such operating lease were a capital lease.
     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Total Outstandings” means at any time the aggregate principal amount (or Dollar Equivalent principal amount, as applicable) of all Loans and all L/C Obligations and the Dollar Equivalent amount of the unpaid portion of the face amount of all Canadian Banker’s Acceptances.
     “Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, and as a Loan in US Dollars, Euros or another Available Currency, (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurocurrency Rate Bid Loan, and (c) with respect to a Borrowing Subsidiary Loan, its character as a Loan in a particular currency bearing interest at a rate based on the Eurocurrency Rate, the Canadian Prime Rate, the applicable Overnight Rate or other applicable interest rate.
     “Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the current liability as defined in Section 412(l)(7) of the Code under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all as determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA.
     “Unreimbursed Amount” — see Section 2.05(c)(i).
     “US Dollars” or “US$” means dollars constituting legal tender for the payment of public and private debts in the United States of America.
     “Voting Percentage” means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender’s Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of

(A) the Outstanding Amount of such Lender’s Committed Loans and Bid Loans, plus (B) such Lender’s Pro Rata Share of the Outstanding Amount of Swing Line Loans, Borrowing Subsidiary Loans, Canadian Banker’s Acceptances and L/C Obligations, then constitutes of (ii) the Total Outstandings; provided that if any Lender has failed to fund any portion of the Committed Loans, or participations in Swing Line Loans, Borrowing Subsidiary Loans, Canadian Banker’s Acceptances or L/C Obligations required to be funded by it hereunder, such Lender’s Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of “Required Lenders” without regard to such Lender’s Commitment or the outstanding amount of its Committed Loans, as the case may be.
     1.02 Other Interpretive Provisions.
     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, and (iii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding.”
          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          (d) If, pursuant to the terms hereof, an action is to be performed on a day that is not a Business Day, such action shall be performed on the next succeeding Business Day.
     1.03 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a consistent basis; provided that if the Company notifies the Administrative Agent that the Company desires to amend any covenant in Article VI (or any related definition) to eliminate the effect of any change in GAAP on the operation of such covenant (or such definition), or the Administrative Agent notifies the Company that the Required Lenders desire to amend any such covenant (or any such definition) for such purpose, then the Company’s compliance with such covenant shall be determined (or such definition shall be interpreted) on the basis of GAAP as in effect immediately before such change became effective, until either such notice is withdrawn or such covenant (or such definition) is amended in a manner satisfactory to the Company and the Required Lenders.
     1.04 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Available Foreign Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than US Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
     (b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Available Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Available Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
     1.05 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Eurocurrency Rate Loan in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Eurocurrency Rate Loan, at the end of the then current Interest Period.
          (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

          (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
     1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
     1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the L/C-Related Documents related thereto, whether or not such maximum face amount is in effect at such time.
     1.08 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Committed Loans.
     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) in Applicable Currencies to the Company from time to time on any Business Day during the period from the Amendment Effective Date to the Maturity Date in amounts equal to such Lender’s Pro Rata Share of the aggregate amounts requested by the Company; provided that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) such Lender’s Credit Exposure shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, the Borrowers may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
     2.02 Borrowings, Conversions and Continuations of Committed Loans.
          (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than, (i) 10:00 a.m. two Business Days prior to the requested date of the Committed Borrowing of or conversion to or continuations of Eurodollar Loans or in the case of any conversion of Base Rate Loans to Eurodollar Loans; (ii) 11:00 a.m. four Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of other Eurocurrency Rate Loans and (iii) 11:00 a.m. on the requested date of any Committed Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal Dollar Equivalent amount of US$5,000,000 or a higher integral multiple of US$1,000,000. Each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of US$5,000,000 or a higher integral multiple of US$1,000,000. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type (including currency) of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans, if in US Dollars, shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds in the applicable currency at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower.
          (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Committed Loans in US Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Loans be converted immediately to Base Rate Loans.
          (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Eurocurrency Rate Committed Loan upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative

Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 20 Interest Periods in effect with respect to Committed Loans.
     2.03 Swing Line Loans.
          (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make Loans to the Company (each a “Swing Line Loan” and collectively the “Swing Line Loans”) in US Dollars from time to time on any Business Day during the period from the Amendment Effective Date to the Maturity Date in an aggregate principal amount at any time outstanding not to exceed the Swing Line Sublimit; provided that after giving effect to any Swingline Loan (i) the Total Outstandings shall not exceed the Aggregate Commitment and (ii) no Lender’s Credit Exposure shall exceed the amount of such Lender’s Commitment. Subject to the terms and conditions hereof, the Company may borrow under this Section 2.03(a), prepay under Section 2.03(d) and reborrow under this Section 2.03(a) from time to time.
          (b) Procedure for Swing Line Borrowings.
          (i) Each Swing Line Loan shall be made upon irrevocable written notice from the Company to the Swing Line Lender and the Administrative Agent, which notice must be received not later than noon on the requested Swing Line Borrowing Date (or such later time as the Swing Line Lender may approve in its sole discretion). Each such notice shall specify (i) the amount of such Swing Line Loan, which shall be an integral multiple of US$100,000 and (ii) the requested Swing Line Borrowing Date, which shall be a Business Day.
          (ii) Unless the Swing Line Lender has received (i) written notice from the Administrative Agent prior to 8:00 A.M. on the proposed Swing Line Borrowing Date of any Swing Line Loan directing the Swing Line Lender not to make such Swing Line Loan because such Swing Line Loan is not permitted under Section 2.03(a) or (ii) written notice of the type and by the time described in Section 2.06(e)(iii) from any Lender, the Swing Line Lender may make any requested Swing Line Loan on the proposed Swing Line Borrowing Date.
          (c) The Company shall pay interest on the unpaid principal amount of each Swing Line Loan, from the date such Swing Line Loan is made to the date such Swing Line Loan is paid in full, at a rate per annum equal to the Swing Line Rate from time to time in effect plus the Applicable Margin; provided that (a) at any time that the Lenders have funded their participations in Swing Line Loans, the interest rate applicable to Swing Line Loans shall not be less than the Base Rate; and (b) upon the request of the Swing Line Lender (or, if the Lenders have funded their participations in Swing Line Loans, the Required Lenders) at any time (and for so long as) an Event of Default exists, the interest rate applicable to each Swing Line Loan shall be increased by 2% per annum.

          (d) The Company may from time to time prepay Swing Line Loans in whole or in part, in a principal amount equal to US$100,000 or a higher integral multiple of US$100,000. The Company will deliver a notice of prepayment to be received by the Swing Line Lender and the Administrative Agent not later than noon on the Business Days of such prepayment, specifying the Swing Line Loans to be prepaid and the date and amount of such prepayment.
          (e) The Swing Line Lender may, at any time in its sole and absolute discretion, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender through the Administrative Agent to make a Committed Loan in an amount equal to such Lender’s Pro Rata Share of the principal amount of all Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in Section 7.01(f) or (g) shall have occurred and be continuing (in which event the procedures of Section 2.03(f) shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Committed Loan are then satisfied or the aggregate amount of Swing Line Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Committed Loan available to the Administrative Agent for the account of the Swing Line Lender at its Lending Office, as directed by the Swing Line Lender, prior to noon in Same Day Funds on the Business Day next succeeding the date such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Line Loans. All Loans made pursuant to this Section 2.03(e) shall be Base Rate Loans (but, subject to the other provisions of this Agreement, may be converted to Eurocurrency Rate Loans).
          (f) Funding Participations in Swing Line Loans.
          (i) If an event described in Section 7.01(f) or (g) exists (or for any reason the Lenders may not make Committed Loans pursuant to Article II), each Lender will, upon notice from the Administrative Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the outstanding principal amount of the Swing Line Loans (and each Lender will immediately transfer to the Administrative Agent, for the account of the Swing Line Lender, in Same Day Funds, the amount of its participation).
          (ii) If the Administrative Agent or the Swing Line Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy or insolvency proceeding, any portion of any payment made by the Company to the Administrative Agent or the Swing Line Lender in respect of any Swing Line Loan or any interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Swing Line Lender the amount of its Pro Rata Share of the amount so returned by the Administrative Agent or the Swing Line Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
          (g) Participations in Swing Line Loans.

          (i) Each Lender agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, as more fully set forth in Section 2.03(f), to fund its participation in, each outstanding Swing Line Loan in an amount equal to its Pro Rata Share of the amount of such Swing Line Loan.
          (ii) Each Lender’s obligation to refund Swing Line Loans and/or to purchase participation interests in Swing Line Loans, in each case pursuant to this Section 2.03, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, a Default or a Material Adverse Effect; (iii) any breach of this Agreement by any Borrower or any other Lender; (iv) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Swing Line Loan is to be refunded or any participation interest in any Loan is to be purchased; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          (iii) Notwithstanding the provisions of Section 2.03(g)(ii), no Lender shall be required to refund Swing Line Loans and/or to purchase a participation interest in a Swing Line Loan, in each case pursuant to this Section 2.03, if, at least two Business Days prior to the making of such Swing Line Loan, the Administrative Agent and the Swing Line Lenders received written notice from such Lender specifying that such Lender believed in good faith that one or more of the conditions precedent to the making of such Loan were not satisfied (and detailing its basis for such good faith belief) and, in fact, such conditions precedent to the making of such Loan were not satisfied at the time of the making of such Loan; provided that the obligation of such Lender to make such Loan and/or to purchase such participation interest shall be reinstated upon the earlier of (i) the date on which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn or (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).
     2.04 Borrowing Subsidiary Commitments.
          (a) Subject to the terms and conditions of this Agreement, each Borrowing Subsidiary Lender with respect to a Borrowing Subsidiary severally agrees to make loans (each a “Borrowing Subsidiary Loan” and collectively the “Borrowing Subsidiary Loans”) in Applicable Currencies to such Borrowing Subsidiary (and, in the case of Pentair Canada, to make available Canadian Banker’s Acceptances for Pentair Canada in accordance with the terms of Schedule 2.04) from time to time on any Business Day during the period from the Amendment Effective Date to the Maturity Date in amounts equal to such Lender’s applicable Borrowing Subsidiary Percentage of the aggregate amounts requested by such Borrowing Subsidiary; provided that after giving effect to any Borrowing Subsidiary Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of all Borrowing Subsidiary Loans (and, in the case of Pentair Canada, Canadian Banker’s Acceptances) of any Borrowing Subsidiary Lender to such Borrowing Subsidiary shall not exceed such Borrowing

Subsidiary Lender’s Borrowing Subsidiary Commitment to such Borrowing Subsidiary and (iii) the aggregate Outstanding Amount of all Borrowing Subsidiary Loans (and, in the case of Pentair Canada, Canadian Banker’s Acceptances) to such Borrowing Subsidiary shall not exceed the Borrowing Subsidiary Availability for such Borrowing Subsidiary. Subject to the terms and conditions hereof, each Borrowing Subsidiary may borrow under this Section 2.04, prepay under Section 2.06 and reborrow under this Section 2.04 from time to time.
          (b) Procedure for Borrowing Subsidiary Borrowings.
          (i) Each Borrowing Subsidiary Borrowing and each continuation of Borrowing Subsidiary Loans for a new Interest Period shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (A) in the case of a Borrowing of Canadian Prime Rate Loans, 10:00 a.m. (Toronto time) on the date of such Borrowing, (B) in the case of a Borrowing of Canadian Banker’s Acceptances, 10:00 a.m. (Toronto time) one Business Day prior to the date of such Borrowing, (C) in the case of a Borrowing or continuation of Eurocurrency Loans denominated in Canadian Dollars, two Business Days prior to the requested date of such Borrowing or continuation, and (D) in the case of a Borrowing or continuation of Loans in any other Applicable Currency, four Business Days prior to the requested date of such Borrowing or continuation. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Subsidiary Borrowing Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each such Borrowing or continuation of such Loans shall be in a principal amount of the applicable Minimum Tranche. Each Borrowing Subsidiary Borrowing Notice (whether telephonic or written) shall specify (A) whether such Borrower is requesting a Borrowing or a continuation of Loans for a new Interest Period, (B) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed or continued (or the aggregate face amount of Canadian Banker’s Acceptances to be accepted, if applicable), and (D) the duration of the Interest Period with respect thereto (or the maturity of the Canadian Banker’s Acceptances, if applicable). If such Borrower fails to specify a new Interest Period in a Borrowing Subsidiary Borrowing Notice, then the applicable Loans shall be continued for a new Interest Period of one month’s duration.
          (ii) Following receipt of a Borrowing Subsidiary Borrowing Notice, the Administrative Agent shall promptly notify each related Borrowing Subsidiary Lender of its Borrowing Subsidiary Percentage of the applicable Loans or Canadian Banker’s Acceptance. Upon satisfaction of the applicable conditions set forth in Section 4.02, each related Borrowing Subsidiary Lender shall make the amount of its Borrowing Subsidiary Loan or Canadian BA Discount Proceeds available (x) to the Administrative Agent in Same Day Funds at the applicable Lending Office of the Administrative Agent not later than 1:00 p.m., local time of such office, on the Business Day specified in the applicable Borrowing Subsidiary Borrowing Notice or (y) directly to the applicable Borrower, with notice to the Administrative Agent, in accordance with other funding procedures that may be agreed to from time to time among the Company, the Administrative Agent and the related Borrowing Subsidiary Lenders (or, in the case of Canadian Banker’s Acceptances, in accordance with Schedule 2.04). The Administrative Agent shall make all funds so received by the Administrative Agent available to the applicable Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower.
     (iii) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Borrowing Subsidiary Loan upon determination of such interest rate. The determination of the Eurocurrency Rate and Overnight Rate by the Administrative Agent shall be conclusive in the absence of manifest error.
     (iv) No Borrowing Subsidiary shall at any time have Loans outstanding with more than ten different Interest Periods.
          (c) Participations in Borrowing Subsidiary Loans and Canadian Banker’s Acceptances.
          (i) Each Lender agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, upon receipt of notice that the Administrative Agent has received a Borrowing Subsidiary Participation Funding Notice, to fund (or to cause an Affiliate to fund) its participation in, each outstanding Borrowing Subsidiary Loan and Canadian Banker’s Acceptance in an amount equal to its Pro Rata Share of the amount of such Borrowing Subsidiary Loan (or its Pro Rata Share of the Canadian BA Discount Proceeds in respect of such Canadian Banker’s Acceptance, as the case may be).
          (ii) The Administrative Agent shall promptly notify each Lender of its receipt of a Borrowing Subsidiary Participation Funding Notice. Promptly (and in any event within three Business Days) upon receipt of such Notice, each Lender shall (or shall cause an Affiliate to) make available to the Administrative Agent for the account of the applicable Borrowing Subsidiary Lenders an amount in the applicable currencies and in Same Day Funds equal to its Pro Rata Share of all outstanding Borrowing Subsidiary Loans (and with respect to participations in Canadian Banker’s Acceptances, its Pro Rata Share of the Canadian BA Discount Proceeds of all outstanding Canadian Banker’s Acceptances). If any Lender so notified fails to make available to the Administrative Agent for the account of the Borrowing Subsidiary Lenders the full amount of such Lender’s participations in all Borrowing Subsidiary Loans and Canadian Banker’s Acceptances by the date which is three Business Days after its receipt of such notice from the Administrative Agent, then interest shall accrue on such Lender’s obligations to fund such participations, from such date to the date such Lender pays such obligations in full, at a rate per annum equal to the applicable Overnight Rate in effect from time to time during such period.

          (iii) From and after the date on which a Borrowing Subsidiary Lender has delivered to the Administrative Agent a Borrowing Subsidiary Participation Funding Notice, all funds received by the Borrowing Subsidiary Lenders in payment of the Borrowing Subsidiary Loans and Canadian Banker’s Acceptances, interest accrued thereon and other amounts payable in respect thereof shall be delivered by each Borrowing Subsidiary Lender to the Administrative Agent, in the same funds as those received by such Borrowing Subsidiary Lender, to be distributed to all Lenders in accordance with their Pro Rata Shares (i.e., giving effect to the funding of participations pursuant to this Section 2.04), except that (A) the Pro Rata Share of such funds of any Lender that has not funded its participations as provided herein shall be retained by such Borrowing Subsidiary Lender, and (B) interest accrued on any portion of any Borrowing Subsidiary Loan prior to the Lenders’ funding of their respective participations therein shall be retained by such Borrowing Subsidiary Lender.
          (iv) If the Administrative Agent or any Borrowing Subsidiary Lender is required at any time to return to a Loan Party, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy or insolvency proceeding, any portion of any payment made by such Loan Party to the Administrative Agent or such Borrowing Subsidiary Lender in respect of any Borrowing Subsidiary Loan, any Canadian Banker’s Acceptance or any interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such Borrowing Subsidiary Lender the amount of its Pro Rata Share of the amount so returned by the Administrative Agent or such Borrowing Subsidiary Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
          (v) The Required Lenders, the Borrowing Subsidiary Lenders and the Administrative Agent may agree on any other reasonable method (such as making assignments of Borrowing Subsidiary Loans or Canadian Banker’s Acceptances) for sharing the risks of Borrowing Subsidiary Loans and Canadian Banker’s Acceptances ratably among all Lenders according to their Pro Rata Shares so long as such method does not materially disadvantage any Lender.
          (vi) References to participations in Borrowing Subsidiary Loans to Pentair Canada in this Agreement (including in the definitions of “Commitment”, “Defaulting Lender”, “Canadian Participation Funding Notice” and “Voting Percentage”, Section 2.12(b) and Section 9.06) shall be deemed to include participations in Canadian Banker’s Acceptances.
          (d) Each Lender’s obligation to purchase participation interests in Borrowing Subsidiary Loans and Canadian Banker’s Acceptances pursuant to this Section 2.04 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, a Default or a Material Adverse Effect; (iii) any breach of this Agreement by any Borrower or any other Lender; (iv) any inability of any

Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Borrowing Subsidiary Loan or Canadian Banker’s Acceptance is to be refunded or any participation interest in any Loan is to be purchased; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          (e) Notwithstanding the provisions of Section 2.04(d) above, no Lender shall be required to purchase a participation interest in a Borrowing Subsidiary Loan or Canadian Banker’s Acceptance pursuant to this Section 2.04 if, at least two Business Days prior to the making of such Borrowing Subsidiary Loan or Canadian Banker’s Acceptance, the Administrative Agent and the Borrowing Subsidiary Lenders received written notice from such Lender specifying that such Lender believed in good faith that one or more of the conditions precedent to the making of such Loan or Canadian Banker’s Acceptance were not satisfied (and detailing its basis for such good faith belief) and, in fact, such conditions precedent to the making of such Loan were not satisfied at the time of the making of such Loan or Canadian Banker’s Acceptance; provided that the obligation of such Lender to make such Loan or Canadian Banker’s Acceptance and/or to purchase such participation interest shall be reinstated upon the earlier of (i) the date on which such Lender notifies the Administrative Agent that its prior notice has been withdrawn or (ii) the date on which all conditions precedent to the making of such Borrowing Subsidiary Loan or Canadian Banker’s Acceptance have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).
          (f) If at any time that the Outstanding Amount of all Borrowing Subsidiary Loans of any Borrowing Subsidiary (and in the case of Pentair Canada, Canadian Banker’s Acceptances) at such time exceeds an amount equal to 105% of the Borrowing Subsidiary Commitments then in effect for such Borrowing Subsidiary, the Administrative Agent may (or, at the request of an applicable Borrowing Subsidiary Lender, shall) notify the Company of such excess and, then, within two Business Days after receipt of such notice, the applicable Borrowing Subsidiary shall prepay Borrowing Subsidiary Loans (and/or, in the case of Pentair Canada, Cash Collateralize Canadian Banker’s Acceptances) in an aggregate amount sufficient to reduce such Outstanding Amount to an amount not exceeding 100% of the related Borrowing Subsidiary Commitments.
          (g) Interest Act (Canada). For the purposes of the Interest Act (Canada), with respect to Pentair Canada, (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
     2.05 Letters of Credit.
          (a) The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Amendment Effective Date to the Letter of Credit Expiration Date, to issue Letters of Credit denominated in U.S. Dollars or in one or more other Available Currencies for the account of the Company (or jointly for the account of the Company and any Subsidiary), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) no Lender’s Credit Exposure shall exceed the amount of such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
          (ii) The Issuing Bank shall not issue any Letter of Credit, if:
          (A) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
          (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
          (iii) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
          (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amendment Effective Date and which the Issuing Bank in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank;
     (C) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial face amount less than $100,000;
     (D) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is to be denominated in a currency other than US Dollars or another Available Currency;
     (E) the Issuing Bank does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
     (F) a default of any Lender’s obligations to fund under Section 2.05(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Bank has entered into satisfactory arrangements with the Company or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender.
       (iv) The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
       (v) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
       (vi) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C-Related Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
       (i) Each Letter of Credit shall be Issued or amended, as the case may be, upon the request of the Company delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Company. Such L/C Application must be received by the Issuing Bank and the Administrative Agent (A) not later than 10:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in US Dollars, and (B) not later than 10:00 a.m. at least ten Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Available Foreign Currency; or in each case such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion. In the case of a request for an initial Issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed Issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may require. Additionally, the Company shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C-Related Documents, as the Issuing Bank or the Administrative Agent may require.
     (ii) Promptly after receipt of any L/C Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Company and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
     (iii) If the Company so requests in any applicable L/C Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Company shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.
        (iv) If the Company so requests in any applicable L/C Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the Issuing Bank, the Company shall not be required to make a specific request to the Issuing Bank to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the Issuing Bank to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the Issuing Bank shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause iv) and, in each case, directing the Issuing Bank not to permit such reinstatement.
        (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements; Funding of Participations.

     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in a currency other than US Dollars, the Company shall reimburse the Issuing Bank in such currency, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in US Dollars, or (B) in the absence of any such requirement for reimbursement in US Dollars, the Company shall have notified the Issuing Bank promptly following receipt of the notice of drawing that the Company will reimburse the Issuing Bank in US Dollars. In the case of any such reimbursement in US Dollars of a drawing under a Letter of Credit denominated in another currency, the Issuing Bank shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in US Dollars, or the Applicable Time on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in a Foreign Currency (each such date, an “Honor Date”), the Company shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in US Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in a Foreign Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender shall upon any notice pursuant to Section 2.05(c)(i) make funds available to the Administrative Agent for the account of the Issuing Bank, in US Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Issuing Bank in US Dollars, or if requested by the Issuing Bank, the equivalent amount thereof in another Available Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined as of such funding date) for the purchase of such Available Currency with US Dollars.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.
          (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the Issuing Bank.
          (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.
          (vi) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), the Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
          (d) Repayment of Participations.
          (i) At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed

Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
          (ii) If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 9.05 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
          (e) Obligations Absolute. The obligation of the Company to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
          (iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

          (v) any adverse change in the relevant exchange rates or in the availability of the relevant Available Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
     The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the Issuing Bank. The Company shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.
          (f) Role of Issuing Bank. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C-Related Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) Cash Collateral.

               (i) Upon the request of the Administrative Agent, (A) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.
               (ii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
               (iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
               (iv) Section 7.03 sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.05 and Section 7.03, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.
          (h) Applicability of ISP. Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.
          (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, in US Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the L/C Fee Rate times the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the L/C Fee Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the L/C Fee Rate separately for each period during such quarter that such L/C Fee Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
     (j) Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Company shall pay directly to the Issuing Bank for its own account, in US Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum separately agreed to by the Company and the Issuing Bank, computed on the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). In addition, the Company shall pay directly to the Issuing Bank for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (k) Conflict with L/C-Related Documents. In the event of any conflict between the terms hereof and the terms of any L/C-Related Document, the terms hereof shall control.
     (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
     2.06 Prepayments.
          (a) The Company may, upon notice to the Administrative Agent, voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m., (A) in the case of Eurodollar Loans, two Business Days prior to the date of prepayment, (B) in the case of other Eurocurrency Rate Loans, three Business Days prior to the date of prepayment, and (C) in the case of Base Rate Committed Loans, on the date of prepayment; (ii) any prepayment of Eurocurrency Rate Committed Loans shall be in a Dollar Equivalent principal amount of US$5,000,000 or a higher integral multiple of US$1,000,000; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of US$5,000,000 or a higher integral multiple of US$1,000,000. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment on the date specified in such notice, with the payment amount specified in such notice being due and payable on such specified date. Any prepayment of a Eurocurrency Rate Committed Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

          (b) No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.
          (c) The Company may, upon notice to the Administrative Agent and the Swing Line Lender, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent and the Swing Line Lender not later than noon, on the date of prepayment of Swing Line Loans; and (ii) any prepayment of Swing Line Loans shall be in a Dollar Equivalent principal amount of at least US$100,000.
          (d) Any Borrowing Subsidiary may, upon notice to the Administrative Agent, voluntarily prepay its Borrowing Subsidiary Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (A) in the case of Canadian Prime Rate Loans, 10:00 a.m. (Toronto time) on the date of prepayment, (B) in the case of Eurocurrency Loans denominated in British Pounds Sterling or Canadian Dollars, two Business Days prior to the prepayment, and (C) in the case of Eurocurrency Loans denominated in any other currency, four Business Days prior to the date of prepayment; and (ii) any prepayment of such Loans shall be in a principal amount of the applicable Minimum Tranche. Each such notice shall specify the date and amount of such prepayment and the Borrowing Subsidiary Loans to be prepaid. The Administrative Agent will promptly notify each applicable Borrowing Subsidiary Lender of its receipt of each such notice, and of such Borrowing Subsidiary Lender’s Borrowing Subsidiary Percentage of such prepayment. If such notice is given by a Borrowing Subsidiary, such Borrowing Subsidiary shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Borrowing Subsidiary Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Borrowing Subsidiary Loans of the related Borrowing Subsidiary Lenders in accordance with their respective Borrowing Subsidiary Percentages.
          (e) If for any reason the Total Outstandings at any time exceeds the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess.
     2.07 Reduction or Termination of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Total Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m., two Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of US$5,000,000 or a higher integral multiple of US$1,000,000. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section 2.07, the Commitments may not be increased (except pursuant to Section 2.17). Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.08 Repayment of Loans.
          (a) The Company shall repay to the Lenders on the Maturity Date the aggregate principal amount of each Committed Loan of such Borrower outstanding on such date.
          (b) The Company shall repay each Bid Loan on the earlier of (i) last day of the Interest Period in respect thereof and (ii) the Maturity Date.
          (c) The Company shall repay each Swing Line Loan in full on the earlier of (i) demand of the Swing Line Lender and (ii) the Maturity Date.
          (d) Each Borrowing Subsidiary shall repay to the related Borrowing Subsidiary Lenders on the Maturity Date the aggregate principal amount of the Borrowing Subsidiary Loans of such Borrowing Subsidiary outstanding on such date.
     2.09 Interest.
          (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurocurrency Rate for such Interest Period plus (B) the Applicable Margin plus (C) (if such Loan is made from a Lending Office located in a Participating Member State or the United Kingdom) the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; (iii) each Swing Line Loan shall bear interest as provided in Section 2.03, (iv) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Eurocurrency Rate Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; (v) each Eurocurrency Rate Loan made to a Borrowing Subsidiary shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurocurrency Rate for such Interest Period plus (B) the Applicable Margin plus (C) (if such Loan is made from a Lending Office located in a Participating Member State or the United Kingdom) the Mandatory Cost, and (vi) each Borrowing Subsidiary Loan in Canadian Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate.
          (b) While any Event of Default exists or after acceleration, upon the request of the Required Lenders at any time (and for so long as) such Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.10 Fees.
          (a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Facility Fee Rate times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Amendment Effective Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment Effective Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Facility Fee Rate separately for each period during such quarter that such Facility Fee Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
          (b) Arrangement and Agency Fees. The Company shall pay arrangement fees to each Arranger for their own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent’s own account, in the amounts and at the times agreed to by such parties.
          (c) Upfront Fee. The Company shall pay to the Administrative Agent for the account of each Lender on the Amendment Effective Date an upfront fee in the amount previously agreed to by such parties.
     2.11 Computation of Interest and Fees. Computation of interest on Base Rate Loans computed based on Bank of America’s “prime rate” shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
     2.12 Evidence of Debt.
          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may be evidenced by a Committed Loan Note in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.
          (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Swing Line Loans and Borrowing Subsidiary Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.13 Payments Generally.
          (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in U.S. Dollars (or, in the case of Borrowing Subsidiary Loans and interest thereon, in the currency in which such Loans were made) and in Same Day Funds not later than 12:00 noon, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
          (b) Subject to the definition of “Interest Period,” if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
          (d) Unless any Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

          (i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the Overnight Rate from time to time in effect; and
          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan or Borrowing Subsidiary Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon such Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
     A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.
     Upon any Lender failing to make such payment required to be made by such Lender under this Agreement, the Company may remove or replace such Lender in accordance with Section 9.12.
          (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Swing Line Loans, Letters of Credit, Borrowing Subsidiary Loans and Canadian Banker’s Acceptances are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

          (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations, Borrowing Subsidiary Loans, Canadian Banker’s Acceptances or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations, Borrowing Subsidiary Loans, Canadian Banker’s Acceptances and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations, Borrowing Subsidiary Loans, Canadian Banker’s Acceptances or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).
     Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
     2.15 Borrowing Subsidiaries.
          (a) The Company may designate any Foreign Subsidiary as an additional Borrowing Subsidiary with the ability to borrow under Section 2.04 in one or more specified Applicable Currencies within the limits of a specified Borrowing Subsidiary Sublimit; provided that the Administrative Agent shall consent to any such designation (which consent shall not be unreasonably withheld or delayed). Upon the receipt and execution by the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and establishment of the related Borrowing Subsidiary Sublimit and Borrowing Subsidiary Commitment(s), such Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement.
          (b) Any Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Credit Extensions shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination. If a Borrowing Subsidiary liquidates, dissolves or ceases to be a Subsidiary, all Credit Extensions outstanding to such any Borrowing Subsidiary shall be due and payable and such Subsidiary shall no longer be entitled to obtain any Credit Extensions hereunder.
     2.16 Currency Exchange Fluctuations. If on any Revaluation Date the Administrative Agent shall have determined that the then outstanding Dollar Equivalent principal amount of the Total Outstandings exceeds the Aggregate Commitments due to a change in applicable rates of exchange between US Dollars, on the one hand, and any Applicable Currency, on the other hand, then the Administrative Agent may (or, at the request of the Required Lenders, shall) give notice to the Company that a prepayment is required under this Section 2.16, and the Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the Total Outstandings will not exceed the Aggregate Commitments.
     2.17 Increase in Commitments.
          (i) The Company may, no more than once a year, by written notice to the Administrative Agent substantially in the form of Exhibit G-1, request the Lenders to increase the Aggregate Commitments, which notice shall be accompanied by the resolutions of the board of directors of the Company approving such increase certified by the Secretary or an Assistant Secretary of the Company; provided that in no event shall the Aggregate Commitments be increased by more than US$300,000,000 in the aggregate (for all increases pursuant to this Section 2.17) without the written consent of all Lenders.
          (ii) Any optional increase shall be permitted only if (i) no Default or Event of Default has occurred and is continuing and (ii) the Aggregate Commitments following such increase is a multiple of US$5,000,000.
          (iii) The Administrative Agent shall transmit any increase request to the Arrangers within one Business Day after its receipt thereof, who shall relay such increase request to each Lender within one Business Day after their receipt thereof. Each Lender will have the option, in its sole discretion, to subscribe for its Pro Rata Share of such requested increase. The Lenders shall respond in writing to the Company’s request through the Arrangers within 15 Business Days by submitting a letter in the form of Attachment I to Exhibit G-1. Any Lender not responding within 15 Business Days shall be deemed to have declined to participate in the increase request. At the option of the Company, any part of the increase not so subscribed may be assumed, within 20 Business Days of the Lenders’ response, by one or more existing Lenders or assumed by other financial institutions designated by the Company and acceptable to each Lender, the Issuing Bank and the Administrative Agent, which consents shall not be unreasonably withheld, upon submission of a letter in the form of Exhibit G-2, in the case of an existing Lender, or Exhibit G-3, in the case of a new party to this Agreement.
          (iv) Conflicting Provisions. This Section 2.17 shall supersede any provisions in Sections 2.14 or 9.01 to the contrary.
     2.18 Designation of Borrowing Subsidiary Lenders; Increases and Reduction of Borrowing Subsidiary Commitments and Borrowing Subsidiary Sublimits; Additional Applicable Currencies.
          (a) The Company may from time to time, (i) with the acceptance of the applicable Lender (in its sole discretion) and the approval of the Administrative Agent (which approval shall not to be unreasonably withheld), (A) designate a Lender as a Borrowing Subsidiary Lender with respect to a Borrowing Subsidiary (which designation shall specify the initial amount of the Borrowing Subsidiary Commitment of such Lender to such Borrowing Subsidiary and (B) increase the amount of the Borrowing Subsidiary Commitment of any Borrowing Subsidiary Lender to a Borrowing Subsidiary; and (ii) upon not less than three Business Days’ notice to the Administrative Agent and the applicable Lender, reduce the Borrowing Subsidiary Commitment of any Borrowing Subsidiary Lender to a Borrowing Subsidiary to an amount that is not less than the then Outstanding Amount of all Credit Extensions by such Borrowing Subsidiary Lender to such Borrowing Subsidiary; provided that after giving effect to any such designation, increase or reduction, the amount of the Borrowing Subsidiary Commitment of any Borrowing Subsidiary Lender to any Borrowing Subsidiary shall be US$5,000,000 or a higher integral multiple of US$1,000,000.
          (b) The Company may from time to time, upon not less than three Business Days’ notice to the Administrative Agent (which shall promptly advise each Lender), change the Borrowing Subsidiary Sublimit for any Borrowing Subsidiary; provided that (i) the total amount of the Borrowing Subsidiary Sublimits for all Borrowing Subsidiaries shall at all times be equal to the Aggregate Borrowing Subsidiary Sublimit; and (ii) the Borrowing Subsidiary Sublimit for each Borrowing Subsidiary shall at all times be US$10,000,000 or an integral multiple thereof.
          (c) Notwithstanding that the Borrowing Subsidiary Sublimit for any Borrowing Subsidiary may exceed the aggregate amount of the Borrowing Subsidiary Commitments to such Borrowing Subsidiary, or vice versa, the aggregate amount of the Credit Extensions to such Borrowing Subsidiary shall not exceed the Borrowing Subsidiary Availability for such Borrowing Subsidiary.
          (d) The Administrative Agent shall promptly notify the Lenders of any designation of a Borrowing Subsidiary Lender, and of any increase or decrease in a Borrowing Subsidiary Commitment or a Borrowing Subsidiary Sublimit, by delivering to the Lenders a revised Schedule 2.18 reflecting such designation, increase or decrease.
          (e) The Company may from time to time, with the approval of each applicable Lender and the Administrative Agent, request that Borrowing Subsidiary Loans be made available to any Borrowing Subsidiary in one or more additional currencies. If all Lenders that have Borrowing Subsidiary Commitments to such Borrowing Subsidiary Lender approve any such additional currency, then such currency shall become an “Applicable Currency” for such Borrowing Subsidiary. If an applicable Lender does not approve any additional currency, then the Company may (i) require such Lender to assign its applicable Borrowing Subsidiary Commitment to one or more other Lenders that are willing to assume such Borrowing Subsidiary Commitment, (ii) terminate the applicable Borrowing Subsidiary Commitment of such Lender or (iii) take a combination of the foregoing actions.
          (f) Unless the Administrative Agent otherwise consents, the Company may not effect more than three adjustments of Borrowing Subsidiary Commitments and Borrowing Subsidiary Sublimits in any twelve month period pursuant to this Section 2.18 (it being understood that a single adjustment may involve the concurrent addition, termination, increase or decrease of more than one Borrowing Subsidiary Commitment and/or Borrowing Subsidiary Sublimit).
     2.19 Procedures for Increases in Aggregate Commitments and Changes in Borrowing Subsidiary Commitments. Notwithstanding any other provision of this Agreement, the Administrative Agent, the applicable Borrower and the applicable Lenders may make arrangements reasonably satisfactory to such parties so that one or more applicable Lenders temporarily hold risk participations in Credit Extensions of other applicable Lenders (rather than requiring that all outstanding Credit Extensions to the applicable Borrower immediately be held by the applicable Lenders in accordance with their Pro Rata Shares or applicable Borrowing Subsidiary Percentages, as the case may be) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Aggregate Commitments pursuant to Section 2.17 or any change in the Borrowing Subsidiary Commitment of any Borrowing Subsidiary Lender pursuant to Section 2.18. If (despite any arrangements established pursuant to the foregoing sentence), as a result of a non-pro-rata increase in the Aggregate Commitments or any increase or decrease in the Borrowing Subsidiary Commitments to any Borrowing Subsidiary, any applicable Lender incurs any cost or expense of the type described in Section 3.05, then the applicable Borrower shall pay such cost or expense in accordance with such Section.
     2.20 Extension of Maturity Date.
          (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to each of the first and/or second anniversary of the Amendment Effective Date (each, an “Anniversary Date”), request that each Lender extend such Lender’s Scheduled Maturity Date for an additional one year.
          (b) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given at least 20 days prior to the applicable Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension, and each Lender that elects not to so extend its Scheduled Maturity Date (or fails to so advise the Administration within the period specified above) shall be a “Non-Extending Lender”. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

          (c) The Administrative Agent shall notify the Company of each Lender’s determination under this Section 2.20 no later than 15 days prior to the applicable Anniversary Date.
          (d) The Company, after notice to the Administrative Agent and the applicable Non-Extending Lender, shall have the right, at its sole expense and effort, to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 9.12; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the applicable Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
          (e) If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Scheduled Maturity Date (each, an “Extending Lender”) and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of the applicable Anniversary Date, the Scheduled Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended for an additional one year, and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.
          (f) As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the applicable Anniversary Date (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Company, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the applicable Anniversary Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists.
          (g) On the Scheduled Maturity Date for each Non-Extending Lender, the Borrowers shall pay all outstanding obligations owed to such Non-Extending Lender hereunder.
          (h) This Section 2.20 shall supersede any provisions in Section 2.14 or 9.01 to the contrary.
     2.21 Bid Loans.
          (a) Subject to the terms and conditions set forth herein, each Lender agrees that the Company may from time to time request the Lenders to submit offers to make loans denominated in US Dollars (each such loan, a “Bid Loan”) to the Company prior to the Maturity Date pursuant to this Section 2.21; provided that after giving effect to any Bid Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate

Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.
          (b) The Company may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Rate Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $5,000,000 or a higher integral multiple of $1,000,000), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Company. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the Company may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.
          (c) Submitting Competitive Bids.
          (i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Company and the contents of such Bid Request.
          (ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 9:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Rate Bid Loans; provided that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 9:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (1) the proposed date of the Bid Borrowing; (2) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a higher integral multiple of $1,000,000, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (3) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (4) if the proposed Bid Borrowing is to consist of Eurocurrency Rate Bid Loans, the Eurocurrency Rate Bid Margin with respect to each such Eurocurrency Rate Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.
          (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable

Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.
          (iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
          (d) Not later than 10:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall notify the Company of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.21(c) and of the terms of the offers contained in each such Competitive Bid.
          (e) Not later than 10:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Rate Bid Loans, the Company shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.21(d). The Company shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:
          (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;
          (ii) the principal amount of each Bid Loan must be $5,000,000 or a higher integral multiple of $1,000,000;
          (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Rate Bid Margins within each Interest Period; and
          (iv) the Company may not accept any offer that is described in Section 2.21(c)(iii) or that otherwise fails to comply with the requirements hereof.
          (f) If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.21(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
          (g) The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.21(e) shall be deemed rejected.
          (h) If any Bid Borrowing is to consist of Eurocurrency Rate Bid Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.
          (i) Each Lender that has received notice pursuant to Section 2.21(g) that all or a portion of its Competitive Bid has been accepted by the Company shall make the amount of its Bid Loan(s) available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than noon on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent.
          (j) After each Competitive Bid auction pursuant to this Section 2.21, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.
     2.22 Resignation or Remove of Issuing Bank or Swing Line Lender. Notwithstanding anything to the contrary contained herein, (a) if at any time the Issuing Bank or the Swing Line Lender assigns all of its Commitment and Loans pursuant to Section 9.06(b), then it may, upon 30 days’ notice to the Company, the Lenders and the Administrative Agent, resign as Issuing Bank or Swing Line Lender, as applicable; and (b) the Company may from time to time, upon 30 days’ notice to the Lenders and the Administrative Agent, remove the Issuing Bank or the Swing Lender from such capacity. In the event of any such resignation or removal, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Lender; provided that (i) the Lender so appointed has agreed to act in such capacity and has been approved by the Administrative Agent (which approval will not be unreasonably withheld); and (ii) no failure by the Company to appoint any such successor shall affect the resignation or removal of the existing Issuing Bank or Swing Line Lender, as the case may be. Upon any resignation or removal of the Issuing Bank, (x) the retiring Issuing Bank shall retain all rights and obligations available to the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation or removal and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts) and (y) the Company shall, upon request, provide cash collateral satisfactory to the retiring Issuing Bank to secure its obligations with respect to such Letters of Credit and L/C Obligations. Upon the acceptance of a successor’s appointment as the Issuing Bank, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and such duties of the retiring Issuing Bank, (y) the retiring Issuing Bank shall be discharged from all of its duties and obligations as the Issuing Bank hereunder and under the other Loan Documents, and (z) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession (in which case the retiring Issuing Bank shall release any cash collateral provided by the Company pursuant to the preceding sentence) or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. Upon the resignation or removal of the Swing Line Lender, the retiring Swing Line Lender shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation or removal, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.03. Upon the acceptance of a successor’s appointment as the Swing Line Lender, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and such duties of the retiring Swing Line Lender, (y) the retiring Swing Line Lender shall be discharged from all of its duties and obligations as the Swing Line Lender hereunder and under the other Loan Documents and (z) the successor Swing Line Lender shall make arrangements satisfactory to the retiring Swing Line Lender to effectively assume the obligations of the retiring Swing Line Lender with respect to Swing Line Loans outstanding at the time of such succession.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes.
          (a) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
          (b) Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
          (c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.
     Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Amendment Effective Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Amendment Effective Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
          (f) If the Administrative Agent, any Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in US Dollars or another currency), or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, US Dollars or any other applicable currency in the applicable interbank market, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Committed Loans to Eurocurrency Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
     3.03 Inability to Determine Rates. If the Administrative Agent determines (or in the case of clause (c) below, the Required Lenders determine) in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits in the applicable currency are not being offered to banks in the applicable interbank market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for such Eurocurrency Rate Loan, or (c) the Eurocurrency Rate for such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Required Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify the Company and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, any Borrower may revoke any pending request for a Committed Borrowing, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
     3.04 Increased Costs and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.
          (a) If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below);
          (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender);
          (iii) result in the Mandatory Cost, as calculated hereunder, not representing the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or
          (iv) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay (or cause the applicable Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender, any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the capital of such Lender or its holding company, if any, as a consequence of this Agreement, the Commitments or Loans of such Lender, the participations of such Lender in, or the issuance or maintenance of such Lender of, any Letter of Credit (or the maintenance of its obligation to participate in or issue any Letter of Credit), to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or its holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or such holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.04(a) or (b) and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Subject to Section 3.06, failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.
          (e) Reserves on Eurocurrency Rate Loans. The Company shall pay (or cause the applicable Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
     3.05 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
          (a) any continuation, conversion, payment or prepayment of any Loan of such Borrower other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
          (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;
          (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency; or
          (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 9.12 including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits).
The Borrowers shall pay each Lender the amount shown as due on any certificate delivered by such Lender claiming such compensation within 10 Business Days after the Borrowers’ receipt of the same. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
     3.06 Matters Applicable to all Requests for Compensation.
          (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Such certificate shall provide in reasonable detail the amount payable and the calculations used to determine such amount. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
          (b) Upon any Lender’s making a claim for compensation under Section 3.01 or Section 3.04, the Company may remove or replace such Lender in accordance with Section 9.12.
          (c) Any Lender claiming any additional amounts payable pursuant to Section 3.01 or Section 3.04, or exercising its rights under Section 3.02, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company or to change the jurisdiction of its Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
          (d) If any Lender fails to notify the Company and the Administrative Agent within 120 days after it obtains actual knowledge of any such additional amount payable by a Borrower pursuant to Section 3.01 or 3.04(a) or (b) (such 120th day, the “Notice Date”), the Borrowers shall not be obligated to pay such additional amounts accruing during the period from the Notice Date to the date of delivery of such notice, provided that the failure to give such notice shall not affect any Borrower’s obligation to pay such additional amounts accrued prior to the Notice Date or after delivery of such notice.
     3.07 Economic and Monetary Union in the European Community.
          (i) Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU Legislation and without prejudice to the liabilities for indebtedness of the Borrowers to the Lenders under or pursuant to this Agreement, each reference in this Agreement to a fixed amount or fixed amounts (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient fixed amount or fixed amounts (or an integral multiple thereof) in Euro as the Administrative Agent may from time to time specify.

          (ii) Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with the Company may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.
     3.08 Discretion of Lenders as to Manner of Funding. Subject to Section 3.06(c), any Lender may cause a branch or affiliate of such Lender to fund or maintain any Loan made or to be made by such Lender hereunder or any Canadian Banker’s Acceptance to be made available by such Lender hereunder.
     3.09 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Amendment and Restatement and Initial Credit Extension. The effectiveness of this Agreement (the date of such effectiveness, the “Amendment Effective Date”) and the obligation of each Lender to make its initial Credit Extension hereunder are subject to satisfaction of the following conditions precedent:
          (a) Unless waived by all the Lenders, the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Amendment Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
          (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;
          (ii) a confirmation in the form of Exhibit E hereto executed by each Subsidiary that is a party to the Subsidiary Guaranty;
          (iii) a Note signed by each Borrower that will have Loans outstanding on the Amendment Effective Date in favor of each Lender that has requested Notes;
          (iv) certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement and any other Loan Document to which the Company is a party; and a certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement and any other Loan Document to which the Company is a party, together with a sample of the true signature of each such officer;

          (v) a certificate of a Financial Officer of the Company certifying that, except as disclosed in the Company’s Form 10-Q filed on May 4, 2007, since December 31, 2006, no material adverse change has occurred in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;
          (vi) the opinions of (A) Louis L. Ainsworth, Senior Vice President and General Counsel of the Company, and (B) Mayer, Brown, Rowe & Maw LLP, special Illinois counsel to the Administrative Agent; and
          (vii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
          (b) Evidence reasonably satisfactory to the Administrative Agent that all amounts due and payable by the Company or any of its Subsidiaries in respect of the Existing Agreement on or prior to the Amendment Effective Date have been (or concurrently with the effectiveness hereof will be) paid in full.
     The certificate and opinions referred to in subsections (iv) and (vi) above shall be dated no more than ten Business Days before the date of the first Borrowing or the issuance of the first Letter of Credit. whichever is earlier. Without limiting the generality of the provisions or the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (including the initial Credit Extension) is subject to the following conditions precedent:
          (a) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
          (b) No Default shall exist, or would result from, such proposed Credit Extension.
          (c) The representations and warranties of the Borrowers contained in Article V shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date (excluding in the case of any Credit Extension the proceeds of which will be used for the sole purpose of repaying maturing commercial paper issued by the applicable borrower, the representation and warranty made in Section 5.04(c)).

          (d) After giving effect to such Credit Extension, (i) the Total Outstandings will not exceed the Aggregate Commitments and (ii) no applicable Sublimit or other limitation on Credit Extensions hereunder shall have been exceeded.
          (e) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.
     Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b), (c) and (d) have been satisfied on and as of the date of the applicable Credit Extension.
     4.03 Condition to Borrowing Subsidiary Credit Extensions. Except as provided in Section 6.13 hereof with respect to Pentair Global, the obligation of any related Borrowing Subsidiary Lender to make a Borrowing Subsidiary Loan on the occasion of the first Borrowing by a Borrowing Subsidiary is subject to the satisfaction of the condition that the Administrative Agent shall have received the following:
          (a) a Note in the applicable form payable to such Lender signed by such Borrowing Subsidiary, if required by a related Borrowing Subsidiary Lender;
          (b) subject to Section 6.13 in the case of Pentair Global, all documents as shall reasonably demonstrate the existence of such Borrowing Subsidiary, the organizational power and authority of such Borrowing Subsidiary to enter into and the validity with respect to such Borrowing Subsidiary of this Agreement and the other Loan Documents and any other matters relevant hereto (including opinion(s) of counsel as to the matters set forth on Schedule 4.03), all in form and substance satisfactory to the Administrative Agent and dated not more than ten Business Days before the date of the first Borrowing by such Borrowing Subsidiary; and
          (c) any Governmental Authority and third party approvals necessary or advisable in connection with the execution, delivery and performance of this Agreement by such Borrowing Subsidiary.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     The Company and, to the extent applicable thereto, the other Borrowers represent and warrant to the Lenders and the Administrative Agent that:
     5.01 Corporate Existence and Power.
          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota and has all corporate powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (b) Pentair Germany, for so long as it is a Borrower hereunder, is a limited liability company duly organized and validly existing under the laws of Germany, with its seat in

Straubenhardt, Germany and registered in the Handelsregister in the Amtsgericht Mannheim under file number HRB-701425, and has all organizational powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (c) Pentair Global, for so long as it is a Borrower hereunder, is a limited liability company duly organized and validly existing under the laws of Luxembourg and has all organizational powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (d) Pentair Canada, for so long as it is a Borrower hereunder, is a corporation duly incorporated, validly existing and in good standing under the laws of Ontario, Canada and has all corporate powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (e) Pentair UK, for so long as it is a Borrower hereunder, is a limited company duly incorporated under the laws of England and Wales, has been in continuous and unbroken existence since the date of its incorporation, and no action is currently being taken by the Registrar of Companies for striking Pentair UK off the register and dissolving it as defunct, and Pentair UK has all corporate powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (f) Pentair Bermuda, for so long as it is a Borrower hereunder, is an exempted partnership duly organized and validly existing under the laws of Bermuda and has all organizational powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (g) Each Borrowing Subsidiary that becomes such after the date hereof is a Person duly organized and validly existing under the laws of its jurisdiction of organization and has all organizational powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted.
     5.02 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrowers of this Agreement and the Notes are within their respective corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents of any Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Borrower or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (including any Borrower).
     5.03 Binding Effect. This Agreement constitutes a valid and binding agreement of each of the Borrowers, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the respective Borrowers enforceable against the Borrowers in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter affecting creditors’ rights generally and general principles of equity.
     5.04 Financial Information.
          (a) The audited consolidated balance sheet of the Company and its Consolidated Subsidiaries at December 31, 2006, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Company’s annual report for the year ended December 31, 2006, as filed with the SEC on Form 10-K, a copy of which has been delivered to each Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries at such date and their consolidated results of operations and cash flows for such fiscal year.
          (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries at March 31, 2007 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Company’s quarterly report for the fiscal quarter ended March 31, 2007 as filed with the SEC on Form 10-Q, a copy of which has been delivered to each Lender, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 5.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries at such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments and the absence of footnotes).
          (c) Except as disclosed in the Company’s Form 10-Q filed on May 4, 2007, since December 31, 2006, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.
     5.05 Litigation. Except as disclosed on Schedule 5.05, there is no action, suit or proceeding pending, or to the knowledge of any of the Borrowers threatened, against or affecting any of the Borrowers or any of their respective Subsidiaries before any Governmental Authority or arbitrator in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or which in any manner questions the validity of this Agreement or the Notes.
     5.06 Compliance with ERISA. Each of the Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each applicable Plan and is in compliance with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than premiums which have been timely paid or for which an extension of the time for payment has been granted), other than failures to fund or comply or the incurrence of liabilities to the PBGC or any Plan that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.07 Taxes. The Borrowers and their respective Subsidiaries have filed all United States federal income tax returns, and all other material federal, foreign, state and local income, excise and other tax returns, which are required to be filed by them and have paid or made provision for the payment of all United States federal and material foreign, state and other taxes which have become due pursuant to such returns or pursuant to any assessment in respect thereof received by any Borrower or any of its Subsidiaries, except (a) taxes which are not overdue by more than thirty (30) days and (b) taxes, if any, that are being contested in good faith and for which adequate reserves have been provided. The federal income tax liability, if any, of the Borrowers and their respective Subsidiaries has been examined by the IRS (or the IRS has expressly informed the Company that no such examination is anticipated) and paid for all years prior to and including the fiscal year ended December 31, 2004.
     5.08 Subsidiaries. Each of the Borrowers’ respective Subsidiaries is a Person duly organized, validly existing and, to the extent such concept is applicable in the jurisdiction of organization of such Subsidiary, in good standing under the laws of its jurisdiction of organization and has all requisite powers and all material Governmental Authority licenses, authorizations, consents and approvals required to carry on its business as now conducted except, with respect to any of the foregoing matters other than the organization and existence of a Borrower, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.09 Not an Investment Company. None of the Borrowers is an “investment company” within the meaning of the Investment Company Act of 1940.
     5.10 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on business, operations and properties of the Company and its Subsidiaries, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries taken as a whole.
     5.11 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies (and/or pursuant to a self-insurance program) in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
     5.12 Default. No Event of Default or Default has occurred and is continuing.
     5.13 Use of Proceeds. The Borrowers will use the proceeds of the Credit Extensions solely for the purposes described in Section 6.07.
     5.14 Status of Pentair Germany. At the time of any Borrowing Subsidiary Loan to Pentair Germany, such Borrowing Subsidiary Loan will be borrowed solely for Pentair Germany’s sole account and, accordingly, Pentair Germany will qualify as economic beneficiary

(wirtschaftlich Berechtigter) under §8 of the German Money Laundering Act (Geldwäschegesetz).
ARTICLE VI
COVENANTS
     The Borrowers agree that so long as any Lender has any Commitment hereunder or any amount payable by any Borrower hereunder remains unpaid:
     6.01 Information. The Company will deliver to the Administrative Agent and each of the Lenders:
          (a) within five Business Days after the date on which the Company files such documents with the SEC, but in no event later than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries at the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with the rules and regulations of the SEC and audited by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;
          (b) within five Business Days after the date on which the Company files such documents with the SEC, but in no event later than 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries at the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, GAAP and consistency by a Senior Financial Officer;
          (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of a Senior Financial Officer (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 6.02 and 6.03 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Event of Default or Default and, if any such event then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
          (d) forthwith upon the occurrence of any Event of Default or Default, a certificate of the chief financial officer, the chief accounting officer or the vice president-treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
          (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the SEC;
          (g) if and when the Company or ERISA Affiliate or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a distress or PBGC-initiated termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
          (h) promptly upon obtaining knowledge thereof, notice of the commencement of any litigation or Governmental Authority proceeding affecting the Company or any Subsidiary (including pursuant to any applicable Environmental Law) in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect;
          (i) promptly upon the occurrence thereof, notice of any change in the Company’s credit rating by Moody’s or S&P;
          (j) from time to time such additional information regarding the financial position or business of the Borrowers as the Administrative Agent, at the request of any Lender, may reasonably request; and
          (k) documents required to be delivered pursuant to Sections 5.04 or 6.01(a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date such documents are posted on the Company’s behalf on IntraLinks/IntraAgency, on EDGAR (the Electronic Data Gathering, Analysis and Retrieval system of the SEC), or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the certificates required by Section 6.01(c) to the Administrative Agent and each of the Lenders. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     6.02 Maximum Leverage Ratio. The Company shall not at any time permit the Leverage Ratio to exceed 3.50 to 1.00.

     6.03 Minimum Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending on the last day of a fiscal quarter of the Company to be less than 3.00 to 1.00.
     6.04 Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by any of them, except:
          (a) any Lien existing on the date of this Agreement and disclosed in the financial statements referred to in Section 5.04 or set forth in Schedule 6.04, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;
          (b) Liens imposed by Law for taxes, assessments or charges of any Governmental Authority for claims which are not overdue for a period of more than 30 days, or to the extent that such Lien is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained therefor, provided that no notice of Lien has been filed or recorded under the Code;
          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law or created in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
          (d) Liens (other than any Lien imposed under ERISA) consisting of pledges or deposits in the ordinary course of business (i) required in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers to secure obligations with respect to casualty or liability insurance maintained by the Company or any of its Subsidiaries;
          (e) Liens on property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature (including those to secure health, safety and environmental obligations) in each case incurred in the ordinary course of business;
          (f) Liens (i) consisting of judgment or judicial attachment liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (x) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed, and (y) the aggregate amount secured by all such Liens (excluding any Lien related to the Horizon Litigation) does not at any time exceed US$10,000,000; and (ii) securing appeal bonds posted in connection with the Horizon Litigation to the extent that the sum of (x) the aggregate amount of such appeal bonds and (y) the aggregate amount of all letters of credit (including any Letter of Credit) issued for the benefit of the court (or any instrumentality thereof) having jurisdiction over the Horizon Litigation does not exceed US$200,000,000;
          (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances on real property which in the aggregate do not materially detract from the value of such property or materially interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;
          (h) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;
          (i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the applicable Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
          (j) Liens arising in connection with Securitization Transactions; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions shall not at any time exceed in the aggregate US$250,000,000;
          (k) Liens on property of any Foreign Subsidiary securing Debt of such Foreign Subsidiary that is permitted under Section 6.06;
          (l) any Lien existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof (other than any Lien on the equity interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary; and (ii) the Debt secured thereby is permitted under Section 6.06;
          (m) Liens arising out of the conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;
          (n) Liens solely on cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder; and
          (o) in addition to Liens permitted by subsections (a) through (n) above, other Liens securing Debt in a Dollar Equivalent amount not exceeding 12.5% of Consolidated Shareholders’ Equity.

     6.05 Consolidations, Mergers and Sales of Assets; Acquisitions.
          (a) No Borrower will merge or consolidate with any other non-affiliated Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets as an entirety to any other Person unless:
          (i) in the case of a merger or consolidation, the Person surviving such transaction is the applicable Borrower; and
          (ii) immediately after giving effect to any such action, no Event of Default or Default shall have occurred and be continuing.
          (b) The Company will not, and will not permit any Subsidiary to, make any Acquisition other than Permitted Acquisitions.
     6.06 Subsidiary Debt. The Company will not at any time permit the aggregate amount of all outstanding Debt of its Subsidiaries, excluding:
          (a) Debt arising under Securitization Transactions in an aggregate amount not exceeding US$250,000,000;
          (b) Debt under this Agreement;
          (c) Debt of Subsidiaries existing as of the Amendment Effective Date and identified on Schedule 6.06;
          (d) Debt under the Subsidiary Guaranty;
          (e) so long as the Subsidiary Guaranty is in effect, Debt arising under unsecured guaranties of other Senior Debt of the Company; and
          (f) Debt of a Subsidiary owed to the Company or another Subsidiary; to exceed 20% of Consolidated Shareholders’ Equity.
     6.07 Use of Proceeds. The proceeds of the Loans will be used by the Borrowers to refinance indebtedness, for commercial paper back-up, for working capital and for all other general corporate purposes (including Permitted Acquisitions). None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” in violation of Regulation U of the FRB.
     6.08 Compliance with Contractual Obligations and Law. The Company shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business the non-compliance with which might have a Material Adverse Effect.
     6.09 Securitization Transactions. The Company shall not, and shall not permit any Subsidiary to, permit the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of the Company and its Subsidiaries in connection with Securitization Transactions to exceed a Dollar Equivalent amount of US$250,000,000.
     6.10 Insurance. The Company shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable insurers (and/or pursuant to a self-insurance program), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
     6.11 Ownership of Borrowers. The Company shall at all times own and control, directly or indirectly, all of the equity interests (other than directors’ qualifying shares) of each of the other Borrowers (unless, in the case of any such Borrower, such Borrower has paid all of its obligations hereunder and notified the Administrative Agent that it shall no longer be a “Borrower” hereunder and shall cease to be a party hereto).
     6.12 Subsidiary Guaranty. The Company will take, and will cause its Subsidiaries to take, such actions as are reasonably necessary or as the Administrative Agent may reasonably request (including delivery of authorization documents and customary opinions of counsel) so that (subject to the proviso below) all of the Company’s obligations hereunder are guaranteed by Subsidiaries (other than Foreign Subsidiaries) that, in the aggregate together with the Company, own 90% or more of the consolidated assets of the Company and its Subsidiaries (excluding Foreign Subsidiaries) and earned 90% or more of the consolidated revenue of the Company and its Subsidiaries (excluding Foreign Subsidiaries) during the most recent period of four consecutive fiscal quarters (excluding the revenues of any Subsidiary or business unit which has been divested or liquidated on or prior to any date of determination), in each case pursuant to the Subsidiary Guaranty; provided that the provisions of this Section 6.12 shall cease to be effective (and thereafter no Subsidiary shall be obligated to guarantee the Company’s obligations hereunder) on the first date after the date hereof on which the Company’s long term senior unsecured non-credit-enhanced public Debt is rated BBB or better by S&P and Baa2 or better by Moody’s (or, if no such Debt is then outstanding, the first date after the date hereof on which the Company’s corporate rating is BBB or better by S&P and Baa2 or better by Moody’s).
     6.13 Pentair Global Documents. The Company shall, not later than 14 days after the Amendment Effective Date, cause Pentair Global to deliver to the Administrative Agent an opinion of counsel from Luxembourg counsel to Pentair Global as to the matters set forth in Section 5.01(c) and 5.02 with respect to Pentair Global.
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
     7.01 Events of Default. If one or more of the following events (each, an “Event of Default”) shall have occurred and be continuing:
          (a) any of the Borrowers shall fail to pay within two Business Days of the date due any principal of any Loan; or any of the Borrowers shall fail to pay within five days of the date due any interest on any Loan, any fee or any other amount payable hereunder;

          (b) any of the Borrowers shall fail to observe or perform any covenant contained in Sections 6.02 to 6.07, inclusive, or Section 6.09;
          (c) any of the Borrowers shall fail to observe or perform any other covenant or agreement contained in this Agreement for 30 days after the earlier of (i) the date on which written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender or (ii) if the Company fails to promptly notify the Administrative Agent and the Lenders of such failure as required by Section 6.01(d), the date on which the chief executive officer, the chief financial officer, the chief accounting officer or the vice president-treasurer of the Company had actual knowledge of such failure;
          (d) any representation, warranty, certification or statement made by any of the Borrowers in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;
          (e) the Company or any Subsidiary (i) fails to make any payment of Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, but after giving effect to any applicable grace or cure period); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under one or more agreements or instruments relating to Material Financial Obligations, if the effect of such failure, event or condition is to cause (or require), or to permit the holder or holders of such Material Financial Obligations (or the beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries)) to cause (or require), such Material Financial Obligations to become due and payable (or to be purchased, repurchased, defeased or cash collateralized) prior to the stated maturity thereof; provided that any such failure relating to a Material Financial Obligation that was the Debt of a Person acquired by the Company or any of its Subsidiaries and which was assumed by the Company or such Subsidiary as part of such acquisition shall not constitute an Event of Default or Default pursuant to this clause (e) so long as such Material Financial Obligation is repaid in full or such failure is cured within 30 days of such acquisition;
          (f) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall commence or consent to a proceeding for approval of a plan of arrangement with respect to its debts or shall fail generally to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;
          (g) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws or similar bankruptcy or insolvency laws of any other applicable jurisdiction as now or hereafter in effect;
          (h) the Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of US$15,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the Company or ERISA Affiliate shall file a distress termination notice with the PBGC and the amount of the Unfunded Vested Liabilities under that filing exceeds US$10,000,000; or the PBGC shall institute judicial proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans which have Unfunded Vested Liabilities in an aggregate amount exceeding US$10,000,000; or a judicial proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 of ERISA, the aggregate amount of delinquent contributions claimed to be owed pursuant to such Section 515 in such proceeding shall exceed US$10,000,000, and such proceeding shall not have been dismissed within 30 days;
          (i) (x) a judgment or order (other than, so long as enforcement proceedings have not been commenced in connection therewith, any judgment or order in connection with the Horizon Litigation) for the payment of money in excess of a Dollar Equivalent amount of US$50,000,000 shall be rendered against any Borrower or any of its respective Subsidiaries (net of insurance proceeds in the event a solvent insurer with an investment grade long term bond rating has acknowledged in writing its obligation to satisfy such judgment) and such judgment or order is not within 60 days of the entry thereof bonded, discharged or stayed; (y) a final, non-appealable judgment or order for the payment of money (including any pre-judgment interest) shall be rendered against the Company or any Subsidiary in connection with the Horizon Litigation in excess of US$425,000,000 or (z) any settlement shall be reached in the Horizon Litigation requiring the Company or any Subsidiary to pay an amount in excess of US$425,000,000;
          (j) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company;
          (k) a majority of the members of the Board of Directors of the Company ceases to be individuals who (i) were members of the Board of Directors of the Company as of the Amendment Effective Date or (ii) were nominated or appointed to be members of such Board by a majority of the members of such Board who, at the time of such nomination or appointment, were individuals described in the foregoing clause (i) or this clause (ii);
          (l) this Agreement, the Notes or any other document executed in connection herewith, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the obligations hereunder, ceases to be in full force and effect; or any Borrower or any other Person contests in any manner the validity or enforceability of any such document; or any Borrower or any other Person denies that it has any or further liability or obligation under any such document, or purports to revoke, terminate or rescind any such document; or
          (m) at any time during which the Subsidiary Guaranty is required to be in effect pursuant to Section 6.12, the Subsidiary Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor (other than as a result of such Subsidiary Guarantor ceasing to be a Subsidiary pursuant to a transaction permitted hereunder), any Subsidiary Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty, or any Subsidiary Guarantor (or any Person by, through or on behalf of such Subsidiary Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty with respect to such Subsidiary Guarantor;
then, and in any such event,
          (i) in the case of any Event of Default specified in subsection (f) or (g) above, without any notice to the Borrowers or any other act by the Administrative Agent or any Lender, the Commitments shall immediately terminate and the Loans and all other obligations of the Borrowers hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and
          (ii) in the case of any other Event of Default, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrowers (with a copy to all Lenders), terminate the Commitments, which shall thereupon immediately terminate, and/or (ii) if requested by the Required Lenders, by notice to the Borrowers (with a copy to all Lenders), declare the Loans and all other obligations of the Borrowers hereunder to be, and the Loans and such obligations shall thereupon become, immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
     7.02 Notice of Default. The Administrative Agent shall give notice to the Borrowers under Section 7.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
     7.03 Cash Collateral for Letters of Credit. In addition to the remedies specified above, if any Event of Default described in Section 7.01(f) or (g) shall have occurred, or if any other Event of Default described in Section 7.01 shall have occurred and be continuing and the Administrative Agent shall (at the request of the Required Lenders) have demanded that the Borrowers provide cash collateral for the L/C Obligations and the Canadian Bankers’ Acceptances, the Company shall pay to the Administrative Agent an amount equal to the then outstanding L/C Obligations and Canadian Bankers’ Acceptances. Such payment shall be in Same Day Funds which shall be held by the Administrative Agent in a cash collateral account until all outstanding Letters of Credit are terminated without payment or are paid and all Canadian Bankers’ Acceptances are paid. In the event the Company defaults in the payment of any L/C Obligations or Canadian Bankers’ Acceptances, the proceeds of the cash collateral account shall be applied to the payment thereof. The Company acknowledges and agrees that the

Lenders would not have an adequate remedy at law for failure by the Company to pay immediately to the Administrative Agent the amount provided under this Section 7.03, and that the Administrative Agent and the Lenders shall have the right to require the Company to perform specifically such undertaking whether or not any of the L/C Obligations or Canadian Bankers’ Acceptances are due and payable.
ARTICLE VIII
ADMINISTRATIVE AGENT
     8.01 Appointment and Authority.
     Each Lender irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.
     8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     8.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the Issuing Bank.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     8.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 8.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section 8.06 may also, at Bank of America’s option, constitute its resignation as the Issuing Bank. In that case, upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and such duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
     8.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the

Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Syndication Agent nor any Arranger nor any Co-Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or Issuing Bank hereunder.
     8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.05, 2.10 and 10.04) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     8.10 Subsidiary Guaranty Matters. The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary that is a Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 8.10. The Administrative Agent agrees to promptly execute and deliver to the Company all documents reasonably required to evidence any release permitted under this Agreement; provided that the Company certifies that such release also is permitted under any other agreement governing indebtedness for borrowed money of the Company which is entitled to the benefits of the Subsidiary Guaranty.
     8.11 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and its Related Parties (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for the payment to any such Person of any portion of the Indemnified Liabilities to the extent resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the reasonable fees and changes of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, due diligence, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any document contemplated by or referred to herein, to the extent that the Administrative Agent is entitled to be, and is not, reimbursed for such expenses by or on behalf of the Borrowers. The undertakings in this Section 8.11 shall survive the termination hereof and the resignation or replacement of the Administrative Agent.
     8.12 Funding Reliance.
          (a) Unless the Administrative Agent receives notice from a Lender by noon on the day of a proposed Committed Borrowing that such Lender will not make available to the Administrative Agent an amount equal to its Pro Rata Share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made such amount available to the Administrative Agent, such Lender and the Company jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans included in such Committed Borrowing or, in the case of any Lender which repays such amount within three Business Days, (i) in the case of a Loan in US Dollars, the Federal Funds Rate, or (ii) in the case of a Loan in any other currency, the Overnight Rate (together with, in each case, such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation

Committee, as applicable, as in effect from time to time). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.
          (b) Unless the Administrative Agent receives notice from any Borrower prior to the due date for any payment hereunder payable by such Borrower to the Administrative Agent for the account of the Lenders that such Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that such Borrower has not made any such payment to the Administrative Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at (i) in the case of any amount denominated in US Dollars, the Federal Funds Rate, or (ii) in the case of any amount denominated in any other currency, the Overnight Rate. Nothing set forth in this clause (b) shall relieve any Borrower of any obligation it may have to make any payment hereunder.
     8.13 Withholding Tax.
          (a) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN (or any applicable successor form) to the Administrative Agent and such Lender sells, assigns, grants a participation in or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of the obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W-8BEN (or such successor form) as no longer valid, and such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.
          (b) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI (or any applicable successor form) with the Administrative Agent sells, assigns, grants a participation in or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.
          (c) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any forms or other documentation required by Section 3.01(e) are not delivered to the Administrative Agent by any Lender, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax.
ARTICLE IX
MISCELLANEOUS
     9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by the Required Lenders and the Company and acknowledged by the Administrative Agent, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment or waiver shall:
          (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.01) or subject any Lender to any additional obligations without the written consent of such Lender;
          (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
          (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of a Borrower to pay interest or letter of credit fees at the Default Rate;
          (iv) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
          (v) amend the definition of “Available Currency” without the written consent of each Lender;
          (vi) change any provision of this Section 9.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
          (vii) release the guaranty set forth in Article XI, or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (other than with respect to a Person which ceases to be a Subsidiary Guarantor pursuant to a transaction that does not result in a default of any provision hereof, including Section 6.12), without the written consent of each Lender;
and, provided, further, that (i) no amendment or waiver shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment or waiver shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment or waiver shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

and (iv) Section 9.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender that has any Loan that is funded by an SPC at the time of such amendment or waiver. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment or waiver hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     9.02 Notices and Other Communications; Facsimile Copies.
          (a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address, facsimile number or (subject to Section 9.02(c) below) electronic mail address specified for notices on Schedule 9.02(a) or (i) in the case of a Lender, its Administrative Questionnaire; (ii) in the case of any Loan Party, to such other address as shall be designated by such Loan Party in a notice to the Administrative Agent and the Lenders; (iii) in the case of the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties; or (iv) in the case of any other party, to such other address as shall be designated by such party in a notice to the Company and the Administrative Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 9.02(c) below), as provided in Section 9.02(c) below; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 9.02(a), it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.
          (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
          (c) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (e) Each of the Borrowers, the Administrative Agent, the Issuing Bank and the Swing Line Lender may change its address, facsimile number or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Bank and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent to such Lender and (ii) accurate wire instructions for such Lender.

          (f) The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Bid Requests and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     9.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
     9.04 Expenses; Indemnity; Damage Waiver.
          (a) The Borrowers shall pay upon demand (i) all reasonable expenses of the Administrative Agent, the Syndication Agent and the Arrangers, including the reasonable fees and charges of a single joint counsel for the Administrative Agent, the Syndication Agent and the Arrangers in connection with the preparation, execution and delivery of this Agreement, any waiver or consent hereunder or any amendment hereof and any Default or Event of Default by any Borrower hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Lender and the Issuing Bank, including fees and disbursements of counsel for the Administrative Agent, each Lender and the Issuing Bank (who may be employees of the Administrative Agent or such Lender or the Issuing Bank), in connection with such Default or Event of Default and collection and other enforcement proceedings resulting therefrom. The respective Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any Note.
          (b) The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Syndication Agent, each Arranger, each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney’s fees and charges) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the resignation or replacement of the Administrative Agent or the replacement of any Lender) arise out of or result from an action, suit, proceeding (including any insolvency or appellate proceeding) or claim asserted against any such Indemnitee directly relating to this Agreement or any document contemplated by or referred to herein, the transactions contemplated hereby or the use of the proceeds of any Credit Extension, whether or not any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Company shall not be liable to any Indemnitee for any portion of such Indemnified Liabilities resulting from such Indemnitee’s gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.
          (c) To the extent that the Borrowers or the Company (as applicable) for any reason fails to indefeasibly pay any amount required under Section 9.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity. The obligations of the Lenders under this Section 9.04(c) are subject to the provisions of Section 2.13(d).
          (d) To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 9.04(b) shall be liable for any damages arising from the use by others of information or other materials obtained through the online digital workspace owned by Intralinks, Inc.
          (e) All amounts due under this Section 9.04 shall be payable not later than ten Business Days after demand therefor.
          (f) The agreements in this Section 9.04 shall survive the resignation of the Administrative Agent and the Issuing Bank, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     9.05 Payments Set Aside. To the extent that a Borrower makes a payment to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (based on the portion of the applicable payment or proceeds it received) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     9.06 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 9.06(b), (ii) by way of participation in accordance with the provisions of Section 9.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(f), or (iv) to an SPC in accordance with the provisions of Section 9.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 9.06(b), participations in L/C Obligations, in Borrowing Subsidiary Loans, in Canadian Banker’s Acceptances and in Swing Line Loans) at the time owing to it); provided that
          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default exists at such time, the Company otherwise consents (which consent shall not be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
          (iii) any assignment of a Commitment must be approved by the Administrative Agent, the Issuing Bank and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender, an Affiliate of a Lender or an Approved Fund (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);
          (iv) no Lender that has a Borrowing Subsidiary Commitment may assign all of its rights and obligations hereunder unless (x) the assignee assumes such Borrowing Subsidiary Commitment, or (y) such Lender has made arrangements acceptable to the Company and the Administrative Agent to cause one or more other Lenders to assume the entire amount of such Borrowing Subsidiary Commitment or (z) the Company, in its sole discretion, consents to such assignment; and
          (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that (x) such fee shall be waived in the case of an assignment to an Affiliate of the assigning Lender and (y) the Administrative Agent may, in its sole and complete discretion, waive such fee in any other instance.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.06(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower shall execute and deliver each applicable Note to the assignee Lender at such assignee Lender’s expense. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.06(d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the

“Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, Borrowing Subsidiary Loans, Canadian Banker’s Acceptances and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that affects such Participant. Subject to Section 9.06(e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.
          (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of (and agrees to) the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted by applicable Law; provided that any foreclosure or similar action to such holders, trustee or representative shall be subject to the provisions of this Section 9.06 concerning assignments.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
          (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13(d)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Sections 3.01 and 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (all such liabilities being the obligation of the Granting Lender), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent if the SPC is a Lender or an Affiliate of a Lender or an Approved Fund, and with the payment of a processing fee of $3,500 assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC; provided that the processing fee shall be waived if the SPC is an Affiliate of the assigning Lender.
     9.07 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company’s or such Subsidiary’s behalf, under this Agreement, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Company and its Subsidiaries, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to such Lender’s independent auditors and other professional advisors; (G) to any Participant or Eligible Assignee, actual or potential (or their respective professional advisors), or to any counterparty (or its professional advisors) to any swap, securitization or derivative transaction referencing or involving any of its rights or obligations as a Lender under this Agreement, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement to which the Company or any Subsidiary is party with such Lender or such Affiliate; and (I) to its Affiliates. Each of the Administrative Agent and each Lender acknowledges that (a) the information provided hereunder may include material non-public information concerning the Company or a Subsidiary, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.
     9.08 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     9.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     9.10 Integration. This Agreement, together with the other Loan Documents and any related fee letter, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     9.11 Severability. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.
     9.12 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice (a “Replacement Notice”) to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (a) the Company shall have paid (or caused to be paid) to the Administrative Agent, if applicable, the assignment fee specified in Section 9.06(b);
          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);
          (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

          (d) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior to receipt by such Lender of the applicable Replacement Notice, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
     9.13 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s applicable office on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower shall, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the total of (a) the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amount shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.14, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.
     9.14 Borrowers’ Agent. Each Borrower hereby irrevocably appoints and authorizes the Company to take such action and deliver and receive notices hereunder as agent on its behalf and to exercise such powers under this Agreement as delegated to it by the terms hereof, together with all such powers as are reasonably incidental thereto. In furtherance of and not in limitation of the foregoing, for administrative convenience of the parties hereto, the Administrative Agent and the Lenders shall send all notices and communications to be sent to any Borrower solely to the Company and may rely solely upon the Company to receive all such notices and other communications for and on behalf of each Borrower. Neither the Company nor any of its respective directors, officers, agents or employees shall be liable to any other Borrower for any action taken or not taken by it in connection herewith (i) with the consent or at the request of such Borrower or (ii) in the absence of its own gross negligence or willful misconduct. No Person other than the Company (and its authorized directors, officers, agents and employees) may act as agent for the Borrowers hereunder without the written consent of the Administrative Agent.

     9.15 Governing Law.
          (i) THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
          (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
     9.16 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     9.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as defined below) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.
     9.18 No Fiduciary or Implied Duties. The Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that in acting as Administrative Agent, Bank of America (or any successor thereto) will not have responsibility except as set forth in this Agreement and shall in no event be subject to any fiduciary or other implied duties. Each Borrower waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty.
ARTICLE X
GUARANTY
     10.01 Guaranty. The Company hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to each other Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each other Borrower hereunder. Upon failure by any such Borrower to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.
     10.02 Guaranty Unconditional. The obligations of the Company under this Article X shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower (other than the Company) under this Agreement or any Note, by operation of law or otherwise;
          (ii) any modification or amendment of or supplement to this Agreement or any Note;
          (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower (other than the Company) under this Agreement or any Note;
          (iv) any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or such Borrower’s assets or any resulting release or discharge of any obligation of any Borrower (other than the Company) contained in this Agreement or any Note;
          (v) the existence of any claim, set-off or other rights which the Company may have at any time against any other Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against any Borrower (other than the Company) for any reason of this Agreement or any Note, or any provision of applicable Law or regulation purporting to prohibit the payment by any Borrower (other than the Company) of the principal of or interest on any Loan or any other amount payable by any other Borrower under this Agreement; or
          (vii) any other act or omission to act or delay of any kind by any other Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company’s obligations as guarantor hereunder.
     10.03 Discharge only upon Payment in Full; Reinstatement in Certain Circumstances. The Company’s obligations as guarantor hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Borrowers under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Borrower (other than the Company) under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
     10.04 Waiver by Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.
     10.05 Subrogation. Notwithstanding any payment made by or for the account of any other Borrower pursuant to this Article X, the Company shall not be subrogated to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and the Lenders shall have received final payment in cash of the full amount of all principal of and interest on the Loans, all fees, all L/C Obligations and all other Obligations and other amounts payable hereunder.
     10.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower (other than the Company) under this Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
ARTICLE XI
AMENDMENT AND RESTATEMENT; EXISTING AGREEMENT
     11.01 Amendment and Restatement. This Agreement amends, restates and replaces in its entirety the Existing Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Agreement are hereby amended, restated, replaced and superseded in their entirety according to the terms and provisions set forth herein (except that any provision of the Existing Agreement that by its terms survives termination of the Existing

Agreement shall continue in full force and effect for the benefit of the applicable parties to the Existing Agreement). All indebtedness, liabilities and obligations under the Existing Agreement, including all promissory notes, if any, executed by the Borrowers pursuant thereto, are hereby renewed by this Agreement, the Notes and the other documents executed by the Borrowers pursuant to this Agreement and shall, from and after the Amendment Effective Date, be governed by this Agreement and such other documents. The Borrowers represent and warrant that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its obligations under this Agreement, the Existing Agreement or any of the other agreements, documents or instruments executed in connection herewith or therewith. To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrowers waive any and all such claims, offsets, defenses and counterclaims, whether known or unknown, arising prior to the Amendment Effective Date and relating to the Existing Agreement or this Agreement.
     11.02 Existing Agreement. Lenders which are parties to the Existing Agreement (and which constitute “Required Lenders” under and as defined in the Existing Agreement) hereby waive the three business days’ notice requirement set forth in Section 2.06 of the Existing Agreement for terminating the commitments under the Existing Agreement, and such Lenders and the Company agree that, subject to the Company’s payment of all amounts then payable under the Existing Agreement (whether or not then due), the commitments under the Existing Agreement shall be terminated on the Amendment Effective Date and replaced by the Commitments hereunder.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PENTAIR, INC.

By	/s/ John L. Stauch
Name	John L. Stauch
Title	Executive Vice President and Chief Financial Officer

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

PENTAIR UK GROUP LIMITED, as a Borrowing Subsidiary

By	/s/ Louis L. Ainsworth
Name	Louis L. Ainsworth
Title	Secretary

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

PENTAIR CANADA INC., as a Borrowing Subsidiary

By	/s/ John L. Stauch
Name	John L. Stauch
Title	President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

PENTAIR GERMANY GMBH, as a Borrowing Subsidiary

By	/s/ Louis L. Ainsworth
Name	Louis L. Ainsworth
Title	Gerschaftsfuhrer

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

PENTAIR GLOBAL SARL, as a Borrowing Subsidiary

By	/s/ Louis L. Ainsworth
Name	Louis L. Ainsworth
Title	Director

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

PENTAIR JANUS HOLDINGS, as a Borrowing Subsidiary

By	/s/ Louis L. Ainsworth
Name	Louis L. Ainsworth
Title	Director

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

BANK OF AMERICA, N.A., as Administrative Agent, as Issuing Bank and as a Lender

By	/s/ Chas McDonell
Name	Chas McDonell
Title	Senior Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

BANK OF AMERICA, N.A., CANADA BRANCH,
as Canadian Administrative Agent and as a Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

BANC OF AMERICA SECURITIES LIMITED, as a Borrowing Subsidiary Lender

By	/s/ Keith Thomas
Name	Keith Thomas
Title	Senior Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender

By	/s/ Michael B. Kelly
Name	Michael B. Kelly
Title	Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH, as a Co-Documentation Agent and as a Lender

By	/s/ Matthew A. Ross
Name	Matthew A. Ross
Title	Vice President & Manager

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

U.S. BANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender

By	/s/ David A. Draxler
Name	David A. Draxler
Title	Senior Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender

By	/s/ Jennifer Barrett
Name	Jennifer Barrett
Title	Senior Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

BNP PARIBAS

By	/s/ Richard Broeren
Name	Richard Broeren
Title	Managing Director

By	/s/ Andrew Strait
Name	Andrew Strait
Title	Managing Director

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

PNC BANK, N.A.

By	/s/ Marc C. Van Horn
Name	Marc C. Van Horn
Title	Credit Officer

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

SUNTRUST BANK

By	/s/ Robert Maddox
Name	Robert Maddox
Title	Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

BANK OF CHINA, LOS ANGELES BRANCH

By	/s/ Xiao Wang
Name	Xiao Wang
Title	Branch Manager & FVP

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

NATIONAL CITY BANK

By	/s/ Jon R. Hinard
Name	Jon R. Hinard
Title	Senior Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

THE NORTHERN TRUST COMPANY

By	/s/ John C. Canty
Name	John C. Canty
Title	Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

MELLON BANK, N.A.

By	/s/ Daniel J. Lenckos
Name	Daniel J. Lenckos
Title	First Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

FORTIS CAPITAL CORP.

By	/s/ Douglas Riahi
Name	Douglas Riahi
Title	Managing Director

By	/s/ Barbara E. Nash
Name	Barbara E. Nash
Title	Managing Director & Group Head

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

CITIBANK, N.A.

By	/s/ Mark Floyd
Name	Mark Floyd
Title	Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

BANK OF MONTREAL

By	/s/ Thad D. Rasche
Name	Thad D. Rasche
Title	Director

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By	/s/ Jim C.Y. Chen
Name	Jim C.Y. Chen
Title	VP & General Manager

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

HUA NAN, LOS ANGELES BRANCH

By	/s/ Oliver C.H. Hsu
Name	Oliver C.H. Hsu
Title	VP & General Manager

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

HUA NAN, NEW YORK BRANCH

By	/s/ Te-Chin Wang
Name	Te-Chin Wang
Title	Assistant Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

TAIPEI FUBON COMMERCIAL BANK

By	/s/ Robin S. Wu
Name	Robin S. Wu
Title	AVP & General Manager

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

NATIONAL BANK OF EGYPT NEW YORK BRANCH

By	/s/ Andrew Bastone
Name	Andrew Bastone
Title	Senior Vice President

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.

FIRST COMMERCIAL BANK, LOS ANGELES BRANCH

By	/s/ Larry Jen-Yu Lai
Name	Larry Jen-Yu Lai
Title	SAVP & Deputy General Manager

Signature Page
Pentair, Inc. Third Amended
and Restated Credit Agreement.